CONFORMED COPY

                                $750,000,000

                              CREDIT AGREEMENT

                                dated as of

                               June 20, 1996

                                   among

                          Betz Laboratories, Inc.,

                             Betz Canada Inc.,

                         The Banks Parties Hereto,

                                    and

                 Morgan Guaranty Trust Company of New York,
                                  as Agent


                             TABLE OF CONTENTS

                                                                Page

                                 ARTICLE 1

                                DEFINITIONS

         1.1.   Definitions  . . . . . . . . . . . . . . . . . .
         1.2.   Accounting Terms and Determinations  . . . . . .
         1.3.   Types of Borrowings  . . . . . . . . . . . . . .

                                 ARTICLE 2

                                THE CREDITS

         2.1.   Commitments to Lend  . . . . . . . . . . . . . .
         2.2.   Notice of Committed Borrowing  . . . . . . . . .
         2.3.   Money Market Borrowings  . . . . . . . . . . . .
         2.4.   Notice to Banks; Funding of Loans  . . . . . . .
         2.5.   Notes  . . . . . . . . . . . . . . . . . . . . .
         2.6.   Maturity of Loans  . . . . . . . . . . . . . . .
         2.7.   Interest Rates . . . . . . . . . . . . . . . . .
         2.8.   Fees . . . . . . . . . . . . . . . . . . . . . .
         2.9.   Optional Termination or Reduction of Commitments
         2.10.  Method of Electing Interest Rates  . . . . . . .
         2.11.  Mandatory Termination and Reduction of Commitments
         2.12.  Optional Prepayments   . . . . . . . . . . . . .
         2.13.  General Provisions as to Payments  . . . . . . .
         2.14.  Funding Losses   . . . . . . . . . . . . . . . .
         2.15.  Computation of Interest and Fees   . . . . . . .
         2.16.  Regulation D Compensation  . . . . . . . . . . .
         2.17.  Judgment Currency  . . . . . . . . . . . . . . .
         2.18.  Foreign Subsidiary Costs . . . . . . . . . . . .
         2.19.  Letter of Credit . . . . . . . . . . . . . . . .

                                 ARTICLE 3

                                 CONDITIONS

         3.1.   Closing  . . . . . . . . . . . . . . . . . . . .
         3.2.   Borrowings and Issuance of Letter of Credit  . .
         3.3.   First Borrowing by Each Eligible Subsidiary  . .

                                 ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES

         4.1.   Corporate Existence and Power  . . . . . . . . .
         4.2.   Corporate and Governmental Authorization; No
                 Contravention   . . . . . . . . . . . . . . . .
         4.3.   Binding Effect . . . . . . . . . . . . . . . . .
         4.4.   Financial Information  . . . . . . . . . . . . .
         4.5.   Litigation . . . . . . . . . . . . . . . . . . .
         4.6.   Compliance with ERISA  . . . . . . . . . . . . .
         4.7.   Environmental Matters  . . . . . . . . . . . . .
         4.8.   Taxes  . . . . . . . . . . . . . . . . . . . . .
         4.9.   Subsidiaries . . . . . . . . . . . . . . . . . .
         4.10.  Regulatory Restrictions on Borrowing   . . . . .
         4.11.  Full Disclosure  . . . . . . . . . . . . . . . .
         4.12.  Representations and Warranties Relating to
                 Dearborn  . . . . . . . . . . . . . . . . . . .


                                 ARTICLE 5

                                 COVENANTS

         5.1.A. Company Information  . . . . . . . . . . . . . .
         5.1.B. Other Borrower Information . . . . . . . . . . .
         5.2.   Payment of Obligations . . . . . . . . . . . . .
         5.3.   Maintenance of Property; Insurance . . . . . . .
         5.4.   Conduct of Business and Maintenance of Existence
         5.5.   Compliance with Laws . . . . . . . . . . . . . .
         5.6.   Inspection of Property, Books and Records  . . .
         5.7.   Mergers and Sales of Assets  . . . . . . . . . .
         5.8.   Use of Proceeds  . . . . . . . . . . . . . . . .
         5.9.   Negative Pledge  . . . . . . . . . . . . . . . .
         5.10.  Debt to Total Capital  . . . . . . . . . . . . .
         5.11.  Debt of Subsidiaries   . . . . . . . . . . . . .
         5.12.  Interest Coverage Ratio  . . . . . . . . . . . .
         5.13.  Minimum Consolidated Net Worth   . . . . . . . .
         5.14.  Sale-Leaseback Transactions  . . . . . . . . . .
         5.15.  Transactions with Affiliates   . . . . . . . . .

                                 ARTICLE 6

                                  DEFAULTS

         6.1.   Events of Default  . . . . . . . . . . . . . . .
         6.2.   Notice of Default  . . . . . . . . . . . . . . .
         6.3.   Cash Cover . . . . . . . . . . . . . . . . . . .

                                 ARTICLE 7

                                 THE AGENT

         7.1.   Appointment and Authorization  . . . . . . . . .
         7.2.   Agent and Affiliates . . . . . . . . . . . . . .
         7.3.   Action by Agent  . . . . . . . . . . . . . . . .
         7.4.   Consultation with Experts  . . . . . . . . . . .
         7.5.   Liability of Agent . . . . . . . . . . . . . . .
         7.6.   Indemnification  . . . . . . . . . . . . . . . .
         7.7.   Credit Decision  . . . . . . . . . . . . . . . .
         7.8.   Successor Agent  . . . . . . . . . . . . . . . .
         7.9.   Agent's Fee  . . . . . . . . . . . . . . . . . .

                                 ARTICLE 8

                          CHANGE IN CIRCUMSTANCES

         8.1.   Basis for Determining Interest Rate Inadequate or
                  Unfair   . . . . . . . . . . . . . . . . . . .
         8.2.   Illegality . . . . . . . . . . . . . . . . . . .
         8.3.   Increased Cost and Reduced Return  . . . . . . .
         8.4.   Taxes  . . . . . . . . . . . . . . . . . . . . .
         8.5.   Base Rate Loans Substituted for Affected Fixed
                 Rate Loans  . . . . . . . . . . . . . . . . . .
         8.6.   Substitution of Bank . . . . . . . . . . . . . .
         8.7.   Allocations  . . . . . . . . . . . . . . . . . .

                                 ARTICLE 9

                       REPRESENTATIONS AND WARRANTIES
                          OF ELIGIBLE SUBSIDIARIES


                                                                Page

         9.1.   Corporate Existence and Power  . . . . . . . . .
         9.2.   Corporate and Governmental Authorization;
                 Contravention   . . . . . . . . . . . . . . . .
         9.3.   Binding Effect . . . . . . . . . . . . . . . . .
         9.4.   Taxes  . . . . . . . . . . . . . . . . . . . . .

                                 ARTICLE 10

                                  GUARANTY

         10.1.   The Guaranty  . . . . . . . . . . . . . . . . .
         10.2.   Guaranty Unconditional  . . . . . . . . . . . .
         10.3.   Discharge Only Upon Payment In Full;
                  Reinstatement In Certain Circumstances . . . .
         10.4.   Waiver by the Company . . . . . . . . . . . . .
         10.5.   Subrogation . . . . . . . . . . . . . . . . . .
         10.6.   Stay of Acceleration  . . . . . . . . . . . . .
         10.7.   Continuing Guaranty . . . . . . . . . . . . . .

                                 ARTICLE 11

                               MISCELLANEOUS

         11.1.   Notices . . . . . . . . . . . . . . . . . . . .
         11.2.   No Waivers  . . . . . . . . . . . . . . . . . .
         11.3.   Expenses; Indemnification . . . . . . . . . . .
         11.4.   Sharing of Set-Offs . . . . . . . . . . . . . .
         11.5.   Amendments and Waivers  . . . . . . . . . . . .
         11.6.   Successors and Assigns  . . . . . . . . . . . .
         11.7.   Collateral  . . . . . . . . . . . . . . . . . .
         11.8.   Governing Law; Submission to Jurisdiction . . .
         11.9.   Counterparts; Integration; Effectiveness  . . .
         11.10.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . .
         11.11.  Confidentiality . . . . . . . . . . . . . . . .

         PRICING SCHEDULE

         EXHIBIT A   - Letter of Credit
         EXHIBIT B   - Note
         EXHIBIT C   - Money Market Quote Request
         EXHIBIT D   - Invitation for Money Market Quotes
         EXHIBIT E   - Money Market Quote
         EXHIBIT F-1 - Opinion of Counsel for the Company
                        and United States Counsel for Betz Canada
         EXHIBIT F-2 - Opinion of Canadian Counsel
                        for Betz Canada
         EXHIBIT G   - Opinion of Special Counsel
                        for the Agent
         EXHIBIT H   - Form of Election to Participate
         EXHIBIT I   - Form of Election to Terminate
         EXHIBIT J   - Matters to be covered in the Opinions
                        of Counsel for the Eligible Subsidiary
                        and the Company
         EXHIBIT K   - Assignment and Assumption Agreement


                 CREDIT AGREEMENT dated as of June 20, 1996 among
        BETZ LABORATORIES, INC., BETZ CANADA INC., the BANKS parties hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
        Agent.

                 The parties hereto agree as follows:

                                 ARTICLE 1

                                DEFINITIONS

                 SECTION 1.1.  Definitions.  The following terms,
        as used herein, have the following meanings:

                 "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute
        Rates pursuant to Section 2.3.

                 "Acquisition Agreement" means the Grace Dearborn
        Worldwide Purchase and Sale Agreement, dated as of March 11, 1996, between the Company and W.R. Grace & Co.-Conn, and any and all amendments thereto.

                 "Adjusted CD Rate" has the meaning set forth in
        Section 2.7(b).

                 "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

                 "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or (ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

                 "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domes-tic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

                 "Assessment Rate" has the meaning set forth in
        Section 2.7(b).

                 "Assignee" has the meaning set forth in Section
        11.6(c).

                 "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to
        Section 11.6(c), and their respective successors.

                 "Bankruptcy Remote Subsidiary" means any Subsid-iary of the Company created in connection with a Permitted Securitization Transaction which has no material creditors other than the purchaser or lender related to such Permitted Securitization Transaction and the Company or any Subsidiary of the Company that is the originator and seller or contrib-utor of accounts receivable to such Subsidiary in connection with a Permitted Securitization Transaction.

                 "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and
        (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                 "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

                 "Beneficiary" has the meaning set forth in the Letter of Credit.

                 "Benefit Arrangement" means at any time an employ-ee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                 "Betz Canada" means Betz Canada Inc., a corpora-tion incorporated under the federal laws of Canada, and its successors.

                 "Borrower" means the Company or any Eligible
        Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

                 "Borrowing" has the meaning set forth in Section
        1.3.

                 "CD Base Rate" has the meaning set forth in Sec-tion 2.7(b).

                 "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or
        (ii) an overdue amount which was a CD Loan immediately before it became overdue.

                 "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

                 "CD Rate" means a rate of interest determined pursuant to Section 2.7(b) on the basis of an Adjusted CD
        Rate.

                 "CD Reference Banks" means Bank of America Illi-nois, Commerzbank AG and Morgan Guaranty Trust Company of
        New York.

                 "Closing Date" means the date on or after the Effective Date on which the Agent shall have received the documents specified in or pursuant to Section 3.1.

                 "Commitment" means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite its name on the signature pages hereof and (ii) with respect to each Assignee which becomes a Bank pursuant to Section 8.6 or 11.6(c), the amount of the Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Sections 2.9, 2.11 and 11.6(c) or increased from time to time pursuant to Section 11.6(c).

                 "Commitment Reduction Date" has the meaning set forth in Section 2.11.

                 "Committed Loan" means a loan made by a Bank pursuant to Section 2.1; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

                 "Company" means Betz Laboratories, Inc., a Penn-sylvania corporation, and its successors.

                 "Company's 1995 Form 10-K" means the Company's annual report on Form 10-K for 1995, as filed with the Securities and Exchange Commission pursuant to the Securi-ties Exchange Act of 1934.

                 "Consolidated Assets" means at any date the assets of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                 "Consolidated Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                 "Consolidated EBIT" means, for any fiscal period, Consolidated Net Income for such period, excluding the effect of foreign currency translation gains and losses arising out of operations in hyperinflationary economies, plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of
        (i) Consolidated Interest Expense and (ii) income tax ex-pense.

                 "Consolidated EBITDA" means, for any fiscal peri-od, Consolidated EBIT for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of depreciation and amortiza-tion expense.

                 "Consolidated Interest Expense" means, for any period, the interest expense of the Company and its Consoli-dated Subsidiaries determined on a consolidated basis for such period (excluding amortization of deferred financing costs).

                 "Consolidated Net Income" means, for any fiscal period, the net income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period, exclusive of the effect of any extraordinary or other non-recurring gain or loss (such as non-recurring restructuring and/or integration costs arising as a result of the acquisition of the Dearborn Business).

                 "Consolidated Net Worth" means at any date the consolidated shareholders' equity of the Company and its Consolidated Subsidiaries determined as of such date (other than any amount attributable to stock which is required to be redeemed or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise), excluding the effect thereon of foreign currency translation gains and losses arising after June 30, 1996 out of opera-tions in hyperinflationary economies.

                 "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

                 "Date of Issuance" has the meaning set forth in subsection 2.19(a).

                 "Dearborn Business" has the meaning set forth in the Acquisition Agreement.

                 "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
        (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade ac-counts payable, construction retentions and similar items arising in the ordinary course of business, (iv) all obliga-tions of such Person as lessee which are capitalized in accordance with generally accepted accounting principles,
        (v) all non-contingent obligations (and, for purposes of Section 5.9 and the definitions of Material Debt and Materi-al Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instru-ment, (vi) all Debt secured by a Lien on any asset of such Person up to the greater of fair market value or book value of such asset, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others Guaranteed by such Person.

                 "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor trans-action, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

                 "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                 "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Adminis-trative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                 "Domestic Loans" means CD Loans or Base Rate Loans or both.

                 "Domestic Reserve Percentage" has the meaning set forth in Section 2.7(b).

                 "Effective Date" means the date this Agreement becomes effective in accordance with Section 11.9.

                 "Eighty Percent-Owned Consolidated Subsidiary" means any Consolidated Subsidiary of which at least 80% of the shares of capital stock or other ownership interests are at the time directly or indirectly owned by the Company.

                 "Election to Participate" means an Election to Participate substantially in the form of Exhibit H hereto.

                 "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit I hereto.

                 "Eligible Subsidiary" means (i) Betz Canada and
        (ii) any Eighty Percent-Owned Consolidated Subsidiary of the Company as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Consolidated Subsidiary and the Company in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

                 "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchis-es, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                 "ERISA" means the Employee Retirement Income
        Security Act of 1974, as amended, or any successor statute.

                 "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                 "Euro-Dollar Business Day" means any Domestic
        Business Day on which commercial banks are open for interna-tional business (including dealings in dollar deposits) in London.

                 "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

                 "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Inter-est Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

                 "Euro-Dollar Margin" means a rate per annum deter-mined in accordance with the Pricing Schedule.

                 "Euro-Dollar Rate" means a rate of interest deter-mined pursuant to Section 2.7(c) on the basis of a London
        Interbank Offered Rate.

                 "Euro-Dollar Reference Banks" means the principal London offices of Bank of America NT&SA, Commerzbank AG and Morgan Guaranty Trust Company of New York.

                 "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits ex-ceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabil-ities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

                 "Events of Default" has the meaning set forth in
        Section 6.1.

                 "Expiration Time" has the meaning set forth in the Letter of Credit.

                 "Facility Fee Rate" has the meaning set forth in the Pricing Schedule.

                 "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

                 "Fixed Rate Loans" means CD Loans or Euro-Dollar
        Loans or Money Market Loans (excluding Money Market LIBOR
        Loans bearing interest at the Base Rate pursuant to Section 8.1) or any combination of the foregoing.

                 "Funded Debt" means Debt having a maturity that is more than one year from the date of its original incurrence or Debt having a maturity which is extendable at the option of the Company or any of its Subsidiaries to a date more than one year from the date of its original incurrence.

                 "Group of Loans" means at any time a group of Loans consisting of (i) all Committed Loans to a single Borrower which are Base Rate Loans at such time, (ii) all Euro-Dollar Loans to a single Borrower having the same Interest Period at such time or (iii) all CD Loans to a single Borrower having the same Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to
        Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indi-rectly guaranteeing any Debt of any other Person and, with-out limiting the generality of the foregoing, any obliga-tion, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or servic-es, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the pur-pose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for col-lection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Hazardous Substances" means any toxic, radioac-tive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocar-bons, or any substance having any constituent elements displaying any of the foregoing characteristics.

                 "Indemnitee" has the meaning set forth in Section
        11.3(b).

                 "Information Memorandum" means the confidential descriptive memorandum dated April, 1996 furnished to the Banks in connection with the transactions contemplated hereby.

                 "Initial Funding Date" means the date of the earlier of (i) the first Borrowing or (ii) the issuance of the Letter of Credit.

                 "Interest Coverage Ratio" means at the end of any fiscal quarter of the Company the ratio of (i) Consolidated EBIT for the four consecutive fiscal quarters of the Company and its Consolidated Subsidiaries ending on such date to
        (ii) Consolidated Interest Expense for such period; provided that for the periods ending December 31, 1996 and March 31, 1997, such ratio shall be calculated from July 1, 1996 through the fiscal quarter then ended.

                 "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of such borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months (or, with the prior consent of each Bank, nine or twelve months) thereafter, as the Borrower may elect in the applicable notice; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next suc-ceeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                 (c) if any Interest Period includes a date on which a scheduled payment of principal of the Loans is required to be made under Section 2.11 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

                 (2) with respect to each CD Loan, the period commencing on the date of such borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days (or, with the prior consent of each Bank, 270 or 360 days) thereafter, as the Borrower may elect in the applicable notice; provided that:

                 (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                 (b) if any Interest Period includes a date on which a scheduled payment of principal of the Loans is required to be made under Section 2.11 but does not end on such date, then (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such CD Loan shall have an Interest Period determined as set forth above.

                 (3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.3; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next suc-ceeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                 (c) if any Interest Period includes a date on which a scheduled payment of principal of the Loans is required to be made under Section 2.11 but does not end on such date, then (i) the principal amount (if any) of each Money Market LIBOR Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Money Market LIBOR Loan shall have an Interest Period determined as set forth above.

                 (4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.3; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next suc-ceeding Euro-Dollar Business Day; and

                 (b) if any Interest Period includes a date on which a scheduled payment of principal of the Loans is required to be made under Section 2.11 but does not end on such date, then (i) the principal amount (if any) of each Money Market Absolute Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Money Market Absolute Rate Loan shall have an Interest Period determined as set forth above.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                 "Letter of Credit" means the letter of credit to be issued hereunder by the Banks severally and not jointly, which shall be in the form of Exhibit A and dated the Date of Issuance.

                 "Letter of Credit Liabilities" means, for any Bank and at any time, the sum of (x) the amounts then owing to such Bank by the Company to reimburse it in respect of amounts drawn under the Letter of Credit and (y) such Bank's ratable share of the aggregate amount then available for drawing under the Letter of Credit.

                 "LIBOR Auction" means a solicitation of Money
        Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge or security interest, or any other type of preferential arrangement that has the practi-cal effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                 "Loan" means a Domestic Loan, a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans,
        Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

                 "London Interbank Offered Rate" has the meaning set forth in Section 2.7(c).

                 "Material Debt" means Debt (other than (i) the Notes, (ii) Debt of a Subsidiary to the Company or (iii) Debt of the Company or a Subsidiary to a Subsidiary) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggre-gate principal or face amount exceeding $25,000,000.

                 "Material Financial Obligations" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

                 "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

                 "Material Subsidiary" means (i) any Subsidiary which is a "significant subsidiary" within the meaning of Regulation S-X of the Securities and Exchange Commission as in effect on the date hereof and (ii) any Eligible Subsid-iary.

                 "Money Market Absolute Rate" has the meaning set forth in Section 2.3(d).

                 "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

                 "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter desig-nate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                 "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.1).

                 "Money Market Loan" means a Money Market LIBOR
        Loan or a Money Market Absolute Rate Loan.

                 "Money Market Margin" has the meaning set forth in
        Section 2.3(d)(ii)(C).

                 "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contribu-tions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

                 "Net Cash Proceeds" means, with respect to any Reduction Event, an amount equal to the cash proceeds re-ceived by the Company or any of its Subsidiaries from or in respect of such Reduction Event (not exceeding the aggregate principal or invested amount in the case of a Permitted Securitization Transaction) less any expenses reasonably incurred by such Person in respect of such Reduction Event and net of any proceeds which are intended to be used, and which are in fact used, to refinance or refund Debt other than the Loans.

                 "Note Payoff Borrowing" means any Borrowing if and to the extent the proceeds thereof are applied immediately and directly to payment of the "Note" referred to in the Letter of Credit.

                 "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

                 "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.2) or a Notice of Money Market Borrowing (as defined in Section 2.3(f)).

                 "Notice of Interest Rate Election" has the meaning set forth in Section 2.10.

                 "Parent" means, with respect to any Bank, any Person controlling such Bank.

                 "Participant" has the meaning set forth in Section
        11.6(b).

                 "PBGC" means the Pension Benefit Guaranty Corpora-tion or any entity succeeding to any or all of its functions under ERISA.

                 "Permitted Receivables Disposition" means any transfer (by way of sale, pledge or otherwise) by the Compa-ny or any Subsidiary to any other Person (including a Bank-ruptcy Remote Subsidiary) of accounts receivable and other rights to payment (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise and including the right to payment of interest or finance charg-
        es) and related contract and other rights and property (including all general intangibles, collections and other proceeds relating thereto, all security therefor (and the property subject thereto), all guarantees and other agree-ments or arrangements of whatsoever character from time to time supporting such right to payment, and all other right, title and interest in goods relating to a sale which gave rise to such right of payment) in connection with a Permit-ted Securitization Transaction.

                 "Permitted Securitization Transaction" means any receivables purchase or financing transaction pursuant to which the Company or a Subsidiary (including a Bankruptcy Remote Subsidiary) sells or grants a security interest in accounts receivable of the Company or its Subsidiaries (and related rights and property as described in the definition of Permitted Receivables Disposition) or an undivided inter-est therein, provided that (i) the aggregate principal or invested amount outstanding at any one time under all such facilities shall not exceed $100,000,000 and (ii) the re-course of the purchaser or lender with respect to such transaction for losses resulting from an obligor's failure to pay a receivable due to credit problems is limited to such accounts receivable or an interest therein, and the collections thereof.

                 "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instru-mentality thereof.

                 "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                 "Pricing Schedule" means the Schedule attached hereto identified as such.

                 "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in
        New York City from time to time as its Prime Rate.

                 "Quarterly Dates" means each March 31, June 30,
        September 30 and December 31.

                 "Reduction Event" means (1) the incurrence by the Company or any Subsidiary of any Funded Debt, other than
        (i) the Loans, (ii) Funded Debt in an amount not exceeding $5,000,000 the proceeds of which are used to finance the acquisition of the Dearborn Business, (iii) Funded Debt secured by a Lien permitted by clause (c) of Section 5.9,
        (iv) Funded Debt owing to the Company or a Subsidiary and
        (v) other Funded Debt in an aggregate principal amount at any time outstanding not exceeding $10,000,000, (2) the issuance of any equity securities by the Company or any of its Subsidiaries (other than equity securities issued to the Company or any of its Subsidiaries or to any employees of the Company or any of its Subsidiaries) or (3) the occur-rence of a Permitted Securitization Transaction. The de-scription of any transaction as falling within the above definition does not affect any limitation on such transac-tion imposed by Article 5 of this Agreement.

                 "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

                 "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Reimbursable Amount" has the meaning set forth in subsection 2.19(c).

                 "Reimbursement Due Date" has the meaning set forth in subsection 2.19(c).

                 "Related Documents" means the Letter of Credit and the Acquisition Agreement.

                 "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 51% of the sum of the aggregate unpaid principal amount of the Loans and Letter of Credit Liabilities.

                 "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

                 "S&P" means Standard & Poor's Ratings Services.

                 "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold, as-signed, transferred or otherwise disposed of by the Company or any of its Subsidiaries to such Person with the intention of entering into such a lease.

                 "Subsidiary" means, as to any Person, any corpora-tion or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing simi-lar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

                 "Surrender Date" has the meaning set forth in
        Section 3.2(e).

                 "Termination Date" means the earlier of (i) the date that is 10 days after the fifth anniversary of the first Borrowing hereunder or (ii) October 1, 2001, or, if such day is not a Euro-Dollar Business Day, the next suc-ceeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

                 "Total Capital" means, at any date, the sum of (x) Consolidated Debt plus (y) consolidated shareholders' equity of the Company and its Consolidated Subsidiaries (including for this purpose any amount attributable to stock which is required to be redeemed or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise), excluding the effect thereon of foreign currency translation gains and losses arising after June 30, 1996 out of operations in hyperinflationary economies, in each case determined at such date.

                 "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA (or other applicable standard), exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess repre-sents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                 "United States" means the United States of Ameri-ca, including the States and the District of Columbia, but excluding its territories and possessions.

                 "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

                 SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements re-quired to be delivered hereunder shall be prepared in accor-dance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent in all material respects (except for changes to which the Company's independent public accountants do not take excep-
        tion) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company noti-fies the Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in gener-ally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article 5 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effec-tive, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks. The parties understand that certain incon-sistencies between the accounting practices utilized by the Dearborn Business and those reflected in the Company's most recent audited consolidated financial statements exist and will continue until such time as the accounting practices utilized by the Dearborn Business have been fully integrated with the Company's accounting practices and systems.

                 SECTION 1.3.  Types of Borrowings.  The term
        "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Dollar Borrowing, a CD Borrowing or a Money Market Borrowing (excluding any such Borrowing consisting of Money Market LIBOR Loans bear-ing interest at the Base Rate pursuant to Section 8.1), and a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of
        Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section
        2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3 in which the Bank participants are deter-mined on the basis of their bids in accordance therewith).

                                 ARTICLE 2

                                THE CREDITS

                 SECTION 2.1. Commitments to Lend. (a) During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to any Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank to all Borrowers at any one time outstanding plus its Letter of Credit Liabili-ties shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate prin-cipal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2) and shall be made from the several Banks ratably in propor-tion to their respective Commitments. Within the foregoing limits, a Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

                 SECTION 2.2. Notice of Committed Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day (or, if the desired Inter-est Period is 270 or 360 days, the fourth Domestic Business
        Day) before each CD Borrowing and (z) the third Euro-Dollar Business Day (or, if the desired Interest Period is 9 or 12 months, the fifth Euro-Dollar Business Day) before each Euro-Dollar Borrowing, specifying:

                 (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                 (ii)  the aggregate amount of such Borrowing;

                 (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate; and

                 (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest
         Period.

                 (b) If the Borrower specifies a nine or twelve-month Interest Period with respect to any Euro-Dollar Bor-rowing or a 270- or 360-day Interest Period with respect to any CD Borrowing (in each case, an "Extended Interest Peri-od") in any Notice of Borrowing or Notice of Interest Rate Election and the Agent shall not have received from any Bank written objection to such Extended Interest Period by 9:30 A.M. (New York City time) on the second Euro-Dollar Business Day or the second Domestic Business Day, as the case may be, after receipt by the Agent of such Notice, then each Bank shall be deemed to have consented to such Extended Interest Period. If any Bank timely objects as set forth above to any request for an Extended Interest Period, then the Agent shall promptly notify the Borrower and the Borrower shall deliver a new Notice of Borrowing or Notice of Interest Rate Election (which may be included as an alternative election in the original notice) specifying a different election within the applicable time periods specified in the defini-tion of Interest Period. If the Borrower fails to so timely deliver such a new notice, then the related Loans shall be made as (or continued as or converted into) Base Rate Loans.

                 SECTION 2.3. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.1, any Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to such Borrower. The Banks may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                 (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substan-tially in the form of Exhibit C hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrow-ing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrow-ing proposed therein, in the case of an Absolute Rate Auc-tion (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effec-
        tive) specifying:

                 (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auc-tion or a Domestic Business Day in the case of an Absolute Rate Auction,

             (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

            (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

             (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

        The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote Request.

                 (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit D hereto, which shall constitute an invita-tion by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                 (d)  Submission and Contents of Money Market
        Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 11.1 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the pro-posed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effec-
        tive); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Bor-rower.

                 (ii) Each Money Market Quote shall be in substan-tially the form of Exhibit E hereto and shall in any case specify:

                 (A)  the proposed date of Borrowing,

                 (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were request-ed and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                 (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                 (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest
         1/10,000th of 1%) (the "Money Market Absolute Rate") of-fered for each such Money Market Loan, and

                 (E)  the identity of the quoting Bank.

        A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest
        Period specified in the related Invitation for Money Market
        Quotes.

                 (iii) Any Money Market Quote shall be disregarded if it:

                 (A)  is not substantially in conformity with
         Exhibit E hereto or does not specify all of the information required by subsection (d)(ii) above;

                 (B) contains qualifying, conditional or similar language;

                 (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money
         Market Quotes; or

                 (D) arrives after the time set forth in subsec-tion (d)(i) above.

                 (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsec-tion (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggre-gate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                 (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the pro-posed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effec-
        tive), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                 (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

             (ii) the principal amount of each Money Market Borrow-ing must be $10,000,000 or a larger multiple of $1,000,000;

            (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market
         Absolute Rates, as the case may be; and

             (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                 (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in re-spect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allo-cated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropri-ate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                 SECTION 2.4.  Notice to Banks; Funding of Loans.
        (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Bor-rower.

                 (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
        11.1. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks avail-able to the Borrower at the Agent's aforesaid address.

                 (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
        2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corre-sponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                 SECTION 2.5. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

                 (b) Each Bank may, by notice to a Borrower and the Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Bor-rower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substan-tially the form of Exhibit B hereto with appropriate modifi-cations to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

                 (c)  Upon receipt of each Bank's Note pursuant to
        Section 3.1(a) or Section 3.3(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made with respect thereto and may, if such Bank so elects in connec-tion with any transfer or enforcement of its Note of any Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then out-standing; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obliga-tions of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when re-quired.

                 SECTION 2.6.  Maturity of Loans.   (a) Each Com-
        mitted Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

                 (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Borrowing.

                 SECTION 2.7. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the date such Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

                 (b)  Each CD Loan shall bear interest on the
        outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provid-ed that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear inter-est during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applica-ble to such Loan at the date such payment was due and (ii) the rate applicable to Base Rate Loans for such day.

                 The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                          [    CDBR    ]*
                 ACDR  =  [ ---------- ]  + AR
                          [ 1.00 - DRP ]

                 ACDR  =  Adjusted CD Rate
                 CDBR  =  CD Base Rate
                  DRP  =  Domestic Reserve Percentage
                   AR  =  Assessment Rate

         __________
         * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

                 The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recog-nized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

                 "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limita-tion any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

                 "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a compa-rable successor assessment risk classification) within the meaning of 12 C.F.R. SECTION 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any succes-sor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United
        States. The Adjusted CD Rate shall be adjusted automatical-ly on and as of the effective date of any change in the Assessment Rate.

                 (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                 The "London Interbank Offered Rate" applicable to any Interest Period means the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of the Telerate Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not so available at such time for any reason, then the "London Interbank Offered Rate" with respect to such Euro-Dollar Borrowing for such Interest Period shall be the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London inter-bank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                 (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.1 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

                 (e) Subject to Section 8.1, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accor-dance with Section 2.7(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accor-dance with Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

                 (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                 (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.1 shall apply.

                 SECTION 2.8. Fees. (a) The Borrowers shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue
        (i) from and including the Effective Date to but excluding the date of termination of the Commitments in their entire-ty, on the daily aggregate amount of the Commitments (wheth-er used or unused) and (ii) from and including such date of termination to but excluding the date the Loans and the Letter of Credit Liabilities shall be repaid in their en-tirety, on the daily aggregate outstanding principal amount of the Loans and the daily aggregate amount of the Letter of Credit Liabilities. Such fee shall be payable quarterly in arrears on each Quarterly Date and on the date of termina-tion of the Commitments in their entirety (and, if later, the date the Loans and the aggregate amount of Letter of Credit Liabilities shall be repaid in their entirety). The portion of the facility fee that shall be the obligation of each Borrower other than the Company for any period shall be based on the average daily aggregate outstanding principal amount of Loans to such Borrower during such period in relation to the average daily aggregate amount of the Com-mitments during such period, all as determined by the Agent, which determination shall be conclusive absent manifest error. The Company shall be solely responsible for payment of the balance of the facility fee.

                 (b) The Company shall pay to the Agent for the account of the Banks ratably a letter of credit fee of 0.375% per annum of the stated amount of the Letter of Credit, calculated on the basis of a year of 360 days. Such fee shall accrue from and including the Date of Issuance (i) if there is no drawing under the Letter of Credit, to and including the date of the Expiration Time or, if applicable, to but excluding the Surrender Date, or (ii) if there is a drawing under the Letter of Credit, to but excluding the date on which the Banks honor (or are required to honor) a draw under the Letter of Credit (whichever of such dates shall be applicable, the "Last L/C Fee Date") and shall be payable in arrears on each Quarterly Date and on the Last L/C Fee Date.

                 SECTION 2.9. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Compa-ny may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of Letter of Credit Liabilities.

                 SECTION 2.10.  Method of Electing Interest Rates.
        (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

                 (i) if such Loans are Base Rate Loans, the Borrow-er may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                 (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section
         2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans; and

                 (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section
         2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

        Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 10:30 A.M. (New York City time) on (i) in the case of a conversion to or continuation as a Euro-Dollar Loan, the third (or, if the desired Interest Period is 9 or 12 months, the fifth) Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective or
        (ii) in the case of a conversion to or continuation as a CD Rate Loan, on the second (or, if the desired Interest Period is 270 or 360 days, the fourth) Domestic Business Day before such conversion or continuation is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and
        (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000. If no such notice is timely received prior to the end of an Inter-est Period, the Borrower shall be deemed to have elected that all Loans having such Interest Period be converted to Base Rate Loans.

                 (b) Each Notice of Interest Rate Election shall specify:

                 (i) the Group of Loans (or portion thereof) to which such notice applies;

                 (ii) the date on which the conversion or continua-tion selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                 (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

                 (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

        Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

                 (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

                 (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "Bor-rowing" subject to the provisions of Section 3.2.

                 SECTION 2.11. Mandatory Termination and Reduction of Commitments. (a) The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                 (b) To the extent not theretofore reduced to the same or a lesser amount pursuant to Section 2.9 or 2.11(c), the Commitments shall be ratably reduced on the second anniversary of the Initial Funding Date (the "Commitment Reduction Date") to an aggregate amount of $550,000,000.

                 (c) In addition, if the Company or any of its Subsidiaries shall at any time, or from time to time, after the date hereof receive any Net Cash Proceeds of any Reduc-tion Event while the aggregate amount of the Commitments exceeds $550,000,000, the Commitments shall be reduced by an amount (the "Reduction Obligation") equal to the lesser of
        (i) 75% of such Net Cash Proceeds and (ii) the amount re-quired to reduce the aggregate amount of the Commitments to $550,000,000. Such Reduction Obligation shall be effective forthwith upon receipt by the Company or any of its Subsid-iaries, as the case may be, of such Net Cash Proceeds; provided that if the Reduction Obligation in respect of any Reduction Event is less than $1,000,000, such reduction shall be effective upon receipt of Net Cash Proceeds such that, together with all other such amounts not previously applied, such Reduction Obligation is equal to at least $1,000,000; and provided further that if any reduction in the Commitments pursuant to this subsection (c) would other-wise require prepayment of Fixed Rate Loans or portions thereof prior to the last day of the then current Interest Period, such reduction shall, unless both (x) the Company would be unable on such date to satisfy the conditions set out in Section 3.2 and (y) the Agent otherwise notifies the Company upon the instructions of the Required Banks, be deferred to such last day of the related Interest Period. The Company shall give the Agent at least three Euro-Dollar Business Days' notice of each reduction in the Commitments pursuant to this subsection.

                 (d) On the date of any reduction of Commitments, the Borrowers other than Betz Canada shall be jointly and severally obligated to repay such principal amount (together with accrued interest thereon) of each Bank's outstanding Loans, if any, as may be necessary so that after such repay-ment (i) the sum of the aggregate outstanding principal amount of such Bank's Committed Loans plus its Letter of Credit Liabilities, does not exceed the amount of such Bank's Commitment as then reduced, and (ii) the aggregate unpaid principal amount of all outstanding Loans plus the amount of all Letter of Credit Liabilities does not exceed the aggregate amount of the Commitments as then reduced.
        The particular Borrowings to be repaid shall be as designat-ed by the Borrowers in the related Notice or Notices of Borrowing (or, failing such designation by the Borrowers, as the Agent may designate); provided that neither the Agent nor the Borrowers shall be permitted to designate Borrowings made by Betz Canada for this purpose.

                 SECTION 2.12. Optional Prepayments. (a) Subject in the case of any Fixed Rate Borrowing to Section 2.14, any Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Domestic Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1) or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the princi-pal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

                 (b) Except as provided in subsection (a) above no Borrower may prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity there-of.

                 (c) Upon receipt of a notice of prepayment pursu-ant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                 SECTION 2.13.  General Provisions as to Payments.
        (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of Letter of Credit Liabili-ties and interest thereon and of fees hereunder not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
        11.1. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of Letter of Credit Liabilities or interest thereon or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for pay-ment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                 (b) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                 SECTION 2.14.  Funding Losses.  If a Borrower
        makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to
        Article 2, 6 or 8 or otherwise, other than due to Section 8.2(b)) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.7(d), or if a Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.4(a), 2.12(c) or 2.10(c), such Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense reasonably incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtain-ing, liquidating or employing deposits from third parties in the principal amount so prepaid or in the principal amount which the Borrower failed to borrow, prepay, convert or continue, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense and showing the calculation thereof, which certificate shall be conclusive in the absence of manifest error.

                 SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (in-cluding the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                 SECTION 2.16. Regulation D Compensation. Each Bank may, so long as such Bank shall be required to maintain reserves in respect of "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Re-serve System (or in respect of any other category of liabil-ities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets that in-cludes loans by a non-United States office of such Bank to United States residents), require any Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify such Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify such Borrower at least five Euro-Dollar Business Days prior to each date on which inter-est is payable on the Euro-Dollar Loans of the amount then due it under this Section.

                 SECTION 2.17. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in United States dollars ("dollars") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase dollars with such other currency at the Agent's New York office at 11:00 A.M. (New York City time) on the Domestic Business Day preceding that on which final judgment is given. The obli-gations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, not-withstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Domestic Busi-ness Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase dollars with such other currency; if the amount of dollars so pur-chased is less than the sum originally due to such Bank or the Agent, as the case may be, in dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judg-ment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of dollars so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 11.4, such Bank or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

                 SECTION 2.18. Foreign Subsidiary Costs. (a) If the cost to any Bank of making or maintaining any Loan to an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lend-ing Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Sub-


        sidiary is incorporated in, or conducts business in, a jurisdiction outside the United States of America, such Eligible Subsidiary shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). A certificate of such Bank claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                      (b) Each Bank will promptly notify the Company, the applicable Eligible Subsidiary and the Agent of any event of which it has knowledge that will entitle such Bank to additional compensation pursuant to subsection (a) and will designate a different Applicable Lending Office if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

                 SECTION 2.19.  Letter of Credit.

                      (a) Issuance of the Letter of Credit.  The Banks
             severally agree, on the terms and conditions herein set forth, to issue to the Beneficiary the Letter of Credit on a date (the "Date of Issuance"), not later than September 30, 1996 and designated by the Company by not less than three Domestic Business Days' notice to the Agent. The Agent shall promptly notify each Bank of the Date of Issuance so designated by the Company.

                      (b) Drawings under the Letter of Credit.  Upon
             receipt from the Beneficiary of a demand for payment under the Letter of Credit, the Agent shall determine in accor-dance with the terms and conditions of the Letter of Credit whether such demand for payment should be honored. If the Agent determines that a demand for payment by the Beneficia-ry should be honored in accordance with the terms and condi-tions set forth in the Letter of Credit, the Agent shall promptly notify the Company and each Bank of the aggregate amount to be paid as a result of such demand and shall promptly notify each Bank of its share of such amount. Each Bank shall make available to the Agent for the account of the Beneficiary its share of the amount so demanded in accordance with the terms of the Letter of Credit.

                      (c) Reimbursement Obligation. If any Bank pays any portion of any draft presented under the Letter of Credit, the Company agrees to pay to such Bank on the date of such payment (the "Reimbursement Due Date") an amount equal to the amount paid by such Bank under the Letter of Credit (a "Reimbursable Amount"). If any Reimbursable Amount is not paid on or before the relevant Reimbursement Due Date, the overdue amount shall bear interest until paid as provided in subsection 2.19(d).

                      (d) Overdue Amounts. Any amount payable under this Section 2.19 which is not paid when due shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

                      (e) Obligations Absolute. The obligations of the Company under this Section 2.19 shall be absolute, uncondi-tional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                        (i) any lack of validity or enforceability of
              any Related Document or any term or provision therein;

                       (ii) any amendment or waiver of or any consent to
              departure from all or any of the provisions of any Related
              Document;

                      (iii) the existence of any claim, set-off, defense
              or other rights that the Company may have at any time against the Beneficiary (or any Persons for whom the Bene-ficiary may be acting), the Banks or any other Person, whether in connection with this Agreement, the Related Documents or any unrelated transactions;

                       (iv) any statement or any other document present-
              ed under the Letter of Credit proving to be forged, fraudu-lent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                        (v) payment by any Bank under the Letter of
              Credit against presentation to the Agent of a draft or certificate that does not comply with the terms of the Letter of Credit, subject to Section 11.3(c); or

                       (vi) any other act or omission to act or delay of
              any kind by any Bank, the Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company's obligations hereunder.

             Nothing in this Agreement and no failure by the Company to perform any of its obligations hereunder shall affect the several obligations of the Banks under the Letter of Credit.

                                      ARTICLE 3

                                      CONDITIONS

                      SECTION 3.1. Closing. The closing hereunder shall occur upon receipt by the Agent of the following documents, each dated the Closing Date unless otherwise indicated:

                      (a) a duly executed copy of this Agreement and duly executed Notes of each of the Company and Betz Canada for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.5;

                      (b) an opinion of Morgan, Lewis & Bockius LLP, counsel for the Company and United States counsel for Betz Canada, substantially in the form of Exhibit F-1 hereto and covering such additional matters relating to the transac-tions contemplated hereby as the Required Banks may reason-ably request;

                      (c) an opinion of Bennett Jones Verchere, Canadi-an counsel for Betz Canada, substantially in the form of Exhibit F-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                      (d) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

                      (e) all documents the Agent may reasonably re-quest relating to the existence of the Company and Betz Canada, the corporate authority for and the validity of this Agreement and the Notes, and any other matters rele-vant hereto, all in form and substance satisfactory to the Agent.

             The Agent shall promptly notify the Company and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

                      SECTION 3.2. Borrowings and Issuance of Letter of Credit. The obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligations of the several Banks to issue the Letter of Credit are subject to the satisfaction of the following conditions:

                      (a) the fact that the Closing Date shall have occurred on or prior to July 1, 1996;

                      (b) receipt by the Agent of a Notice of Borrowing as required by Section 2.2 or 2.3 or receipt by the Agent of the notice required by subsection 2.19(a), as the case may be;

                      (c)  the fact that, on the Initial Funding Date,
              (i) the Company shall have acquired the Dearborn Business on terms in all material respects as set forth in the Acquisition Agreement, (ii) all material licenses, permits and governmental and third party filings, consents and approvals required for such acquisition shall have been obtained and remain in full force and effect and (iii) the Agent shall have received a certificate of the Company from the President or any Vice President of the Company to the effect of (i) and (ii);

                      (d) the fact that the Agent shall have received payment of (i) its fees in accordance with the commitment letter agreement dated April 9, 1996 between Morgan Guaran-ty Trust Company of New York and the Company and (ii) for the benefit of the Banks, the Banks' participation fees pursuant to such commitment letter agreement by the earlier of the Initial Funding Date or July 1, 1996;

                      (e) the fact that, immediately after such Borrow-ing or issuance of the Letter of Credit, the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of Letter of Credit Liabilities will not exceed the aggregate amount of the Commitments; provided that if the Letter of Credit is tendered to the Agent for cancellation not later than 2:00 P.M. (New York City time) on the date of a proposed Borrowing, then the Letter of Credit shall be deemed to be not outstanding on such date (the "Surrender Date");

                      (f) except in the case of a Note Payoff Borrow-ing, the fact that, immediately before and after such Borrowing or issuance of the Letter of Credit, no Default shall have occurred and be continuing;

                      (g) except in the case of a Note Payoff Borrow-ing, the fact that the representations and warranties of the Borrower (and, if the Borrower is an Eligible Subsid-iary, of the Company) contained in this Agreement (except, in the case of any Borrowing after the Initial Funding Date, the representations and warranties set forth in
              Section 4.12) shall be true in all material respects on and as of the date of such Borrowing or issuance of the Letter of Credit;

                      (h) the fact that immediately after such Borrow-ing, the aggregate principal amount of Loans outstanding to Betz Canada will not exceed $550,000,000; and

                      (i) the fact that, if the Borrowing is by Betz Canada, such Borrowing is a Committed Borrowing and the date of such Borrowing is more than five years prior to the Termination Date.

             Each Borrowing and issuance of the Letter of Credit hereun-der shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of the Letter of Credit as to the facts specified in clauses
             (e) - (i) of this Section.

                      SECTION 3.3. First Borrowing by Each Eligible Subsidiary. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsid-iary is subject to the satisfaction of the following further conditions (except to the extent previously satisfied pursu-ant to Section 3.1, in the case of Betz Canada):

                      (a) receipt by the Agent for the account of each Bank of a duly executed Note of such Eligible Subsidiary, dated on or before the date of such Borrowing complying with the provisions of Section 2.5;

                      (b) receipt by the Agent of an opinion or opin-ions of counsel for such Eligible Subsidiary and/or for the Company acceptable to the Agent and addressed to the Agent and the Banks, substantially to the effect of Exhibit J hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

                      (c) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Agent.


                                      ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES

                      The Company represents and warrants (such repre-
             sentations and warranties, in so far as they relate to the Dearborn Business and any Subsidiary acquired under the Acquisition Agreement and in so far as they are made or deemed made on or prior to the date of delivery of the Company's first annual financial statements pursuant to
             Section 5.1.A(a), being made to the knowledge of the Company based upon the representations and warranties contained in the Acquisition Agreement and the Company's own due dili-gence) that:

                      SECTION 4.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conduct-ed.

                      SECTION 4.2. Corporate and Governmental Authori-zation; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Notes are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any govern-mental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                      SECTION 4.3. Binding Effect. This Agreement has been duly executed and delivered by the Company and consti-tutes a valid and binding agreement of the Company and each of its Notes, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obliga-tion of the Company, in each case enforceable in accordance with its terms.

                      SECTION 4.4. Financial Information. (a) The consolidated balance sheet of the Company and its Consoli-dated Subsidiaries as of December 31, 1995 and the related consolidated statements of operations, cash flows and common shareholders' equity for the fiscal year then ended, report-ed on by Ernst & Young LLP and set forth in the Company's 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                      (b) Since December 31, 1995 there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

                      SECTION 4.5.  Litigation.  There is no action,
             suit or proceeding pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

                      SECTION 4.6. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                      SECTION 4.7.  Environmental Matters.   In the
             ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmen-tal protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have an effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole, that would be materially adverse in relation to the Banks.

                      SECTION 4.8. Taxes. The Company and its Subsid-iaries have filed all United States Federal income tax returns and all other material tax returns which are re-quired to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

                      SECTION 4.9. Subsidiaries. Each of the Company's corporate Material Subsidiaries is a corporation validly existing and in good standing under the laws of its juris-diction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                      SECTION 4.10. Regulatory Restrictions on Borrow-ing. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise sub-ject to any regulatory scheme which restricts its ability to incur debt.

                      SECTION 4.11.  Full Disclosure.  Neither the
             descriptions of the Company and the Dearborn Business in the Information Memorandum, as of the date of the Information Memorandum, nor any statement or certification furnished by the Company to the Agent or any Bank pursuant to this Agree-ment, as of the date of such statement or certification, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make any statements contained therein, in the light of the circum-stances under which they were made, not misleading.

                      SECTION 4.12. Representations and Warranties Relating to Dearborn. (a) The Company has furnished to the Agent and the Banks the special-purpose, combined and con-solidated statement of net assets of the Dearborn Business as of December 31, 1995 and the special-purpose, combined and consolidated statement of pretax income of the Dearborn Business for the year then ended, in each case audited by Price Waterhouse LLP and as furnished to the Company pursu-ant to the provisions of the Acquisition Agreement; such statements present fairly, in all material respects, the net assets of the Dearborn Business as of December 31, 1995 and the pretax results of operations of the Dearborn Business for the year then ended in accordance with the basis of presentation described therein and in the accompanying reports thereon of Price Waterhouse LLP.

                      (b) Since the date of distribution of the Infor-mation Memorandum, there has been no material adverse change in the business, financial position or results of operations of the Dearborn Business taken as a whole.

                      (c) The projections set forth in the Information Memorandum were, in the opinion of management of the Compa-ny, based on reasonable assumptions and as of the date of distribution of the Information Memorandum represented management's best estimate of future performance of the Dearborn Business.

                      (d) Since the date of distribution of the Infor-mation Memorandum, no event or condition has come to the attention of management of the Company which would have caused the assumptions used in preparing the projections in the Information Memorandum to be materially misleading.

                                      ARTICLE 5

                                      COVENANTS

                      The Company and, where stated, each other Borrower
             agree that, so long as any Bank has any Commitment hereunder or any amount payable under any Note or any Letter of Credit Liability remains unpaid:

                      SECTION 5.1.A. Company Information. The Company will deliver to each of the Banks:

                      (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consoli-dated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and common shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

                      (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter and the related consolidated statement of cash flows for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in the case of such statements of operations and cash flows, in comparative form, the figures for the corresponding periods of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presenta-tion, generally accepted accounting principles (except as to the absence of footnotes) and consistency by the chief financial officer or the chief accounting officer of the Company;

                      (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.7(b) and 5.9(g), (h) and (l) and 5.10 to 5.14, inclusive, on the date of such financial statements,
              (ii) if the One-Time Pricing Option (as defined in the Pricing Schedule) has not been exercised, setting forth the calculations required to establish the Applicable Pricing Ratio (as defined in the Pricing Schedule) and (iii) stat-ing whether any Default exists on the date of such certifi-cate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                      (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) as to whether any-thing has come to their attention to cause them to believe that any Default existed on the date of such statements (it being understood that such accountants shall not thereby be required to perform any procedures not otherwise required under generally accepted auditing standards) and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                      (e) within five days after the chief financial officer, the treasurer or chief accounting officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                      (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all finan-cial statements, reports and proxy statements so mailed;

                      (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits there-to and any registration statements on Form S-8 or its equivalent) and reports (other than the exhibits thereto) on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Ex-change Commission;

                      (h)  if and when any member of the ERISA Group
              (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or re-quired to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorgani-zation, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

                      (i) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

                      SECTION 5.1.B. Other Borrower Information. Each Borrower other than the Company will deliver to each of the
             Banks:

                      (a) as soon as available and in any event within
              120 days after the end of each fiscal year of such Borrow-er, a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and common shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of such Borrower; and

                      (b) from time to time such additional information
              regarding the financial position or business of such Bor-rower as the Agent, at the request of any Bank, may reason-ably request.

                      SECTION 5.2. Payment of Obligations. Each Bor-rower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, material tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same may be contested in good faith by appropriate proceed-ings, and will maintain, and will cause each of its Subsid-iaries to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

                      SECTION 5.3.  Maintenance of Property; Insurance.
             (a) Each Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                      (b) Each Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Borrower's or Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all its respective properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon re-quest from the Agent, information presented in reasonable detail as to the insurance so carried.

                      SECTION 5.4. Conduct of Business and Maintenance of Existence. Each Borrower and its Subsidiaries taken as a whole will continue to engage in business of the same gener-al type as now conducted by such Borrower and its Subsidiar-ies, and each Borrower will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, its respective corporate existence and its respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this
             Section 5.4 shall prohibit (i) the consolidation or merger of a Subsidiary with or into another Person or (ii) the termination of the corporate existence of any Subsidiary if, in the case of clauses (i) and (ii), the Company in good faith determines that such consolidation, merger or termina-tion is in the best interest of the Company and is not materially disadvantageous to the Banks.

                      SECTION 5.5. Compliance with Laws. Each Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinanc-es, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is con-tested in good faith by appropriate proceedings.

                      SECTION 5.6. Inspection of Property, Books and Records. Each Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each of its Subsidiaries to permit, representatives of any Bank at such Bank's expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records and to discuss its respective affairs, finances and accounts with its respective officers, employees and independent public accountants, all at such reasonable times as may be desired.

                      SECTION 5.7.  Mergers and Sales of Assets.  (a)
             The Company will not consolidate or merge with or into any other Person; provided that the Company may merge with another Person if (x) the Company is the corporation surviv-ing such merger and (y) after giving effect to such merger, no Default shall have occurred and be continuing.

                      (b) The Company will not sell, lease or otherwise transfer, directly, or indirectly, assets (exclusive of assets transferred in the ordinary course of business and any Permitted Receivables Disposition) if after giving effect to such transfer the aggregate book value of assets so transferred subsequent to the date of this Agreement would exceed 25% of Consolidated Assets as of the day pre-ceding the date of such transfer.

                      SECTION 5.8.  Use of Proceeds.  The proceeds of
             the Loans made under this Agreement will be used by the Borrowers for general corporate purposes, including the acquisition by the Borrowers of the Dearborn Business. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                      SECTION 5.9. Negative Pledge. Neither any Bor-rower nor any Subsidiary of any Borrower will create, assume or suffer to exist any Lien on any asset now owned or here-after acquired by it, except:

                      (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding
              $15,000,000;

                      (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of a Borrower and not created in contemplation of such event;

                      (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition or completion of construction thereof;

                      (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into a Borrower or a Subsidiary of a Borrower and not created in contemplation of such event;

                      (e) any Lien existing on any asset prior to the acquisition thereof by a Borrower or a Subsidiary of a Borrower and not created in contemplation of such acquisi-tion;

                      (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the proceeds or such Debt are used solely for the foregoing purpose and to pay financing costs and such Debt is not secured by any additional assets;

                      (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obli-gations, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materi-ally impair the use thereof in the operation of its busi-ness;

                      (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000;

                      (i) Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith and as to which adequate reserves in accordance with generally accepted accounting principles have been established;

                      (j)  mechanics, materialmen's, carrier's,
              warehousemen's or similar liens for sums not yet due and owing or being contested in good faith and as to which adequate reserves in accordance with generally accepted accounting principles have been established;

                      (k) Liens created in connection with Permitted Securitization Transactions; provided that, except for the assets transferred pursuant to Permitted Receivables Dispo-sitions made in connection with such Permitted Securitiza-tion Transactions, no such Lien may extend to any assets of the Company or any Subsidiary of the Company that is not a Bankruptcy Remote Subsidiary; and

                      (l) Liens not otherwise permitted by the forego-ing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 10% of Consolidated Net Worth.

                      SECTION 5.10. Debt to Total Capital. The ratio of Consolidated Debt to Total Capital shall not exceed during any period set forth below the applicable ratio set forth below for such period.

              Period                                            Ratio

              Closing Date to December 30, 1996                 72%

              December 31, 1996 - December 30, 1997             70%

              December 31, 1997 - December 30, 1998             65%

              December 31, 1998 - December 30, 1999             57%

              December 31, 1999 and thereafter                  50%

                      SECTION 5.11.  Debt of Subsidiaries.  Total Debt
             of all Subsidiaries (excluding Debt (i) of a Subsidiary to the Company, (ii) of a Subsidiary to a wholly owned Subsid-iary or (iii) of an Eligible Subsidiary under this Agree-
             ment) will at no time exceed $75,000,000. For purposes of this Section any preferred stock of a Consolidated Subsid-iary held by a Person other than the Company or a Wholly-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt" and in the "Debt" of such Consolidated Subsidiary.

                      SECTION 5.12. Interest Coverage Ratio. As of the last day of each fiscal quarter of the Company ending during each period set forth below, the Interest Coverage Ratio at such last day will not be less than the ratio set forth below opposite such period:

              Period                                            Ratio

              Quarter ending December 31, 1996 through quarter  3.00
               ending June 30, 1997                             to
                                                                1.00



              Quarter ending September 30, 1997 through quar-   3.25
              ter ending December 31, 1997                      to
                                                                1.00

              Quarter ending March 31, 1998 through quarter     3.50
               ending September 30, 1998                        to
                                                                1.00

              Quarter ending December 31, 1998 and all quar-    4.00
              ters thereafter                                   to
                                                                1.00

                      SECTION 5.13. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than an amount equal to the sum of (i) $270,000,000 plus (ii) an amount equal to 25% of Consolidated Net Income for each fiscal quarter of the Company ending after June 30, 1996 and on or prior to the date of determination, in each case, for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any fiscal quarter of the Company) plus (iii) 50% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Company), received by the Company from the issuance and sale after the date hereof of any capital stock of the Company (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary of the Company or (y) which is required to be redeemed, or is redeemable at the option of the holder, at any time) or in connection with the conversion or exchange of any Debt of the Company into capital stock of the Company after December 31, 1995 (such sum being the "Minimum Permissible Consoli-dated Net Worth"); provided that the Minimum Permissible Consolidated Net Worth shall be reduced by an amount not to exceed $15,000,000 for the after-tax effect of restructuring charges actually taken by the Company in relation to its acquisition of the Dearborn Business.

                      SECTION 5.14.  Sale-Leaseback Transactions.
             Neither any Borrower nor any of their respective Subsidiar-ies will engage in any Sale-Leaseback Transaction unless such Borrower or such Subsidiary would be entitled, pursuant to the provisions of Section 5.9, to incur Debt with a principal amount equal to or exceeding the Value of such Sale-Leaseback Transaction secured by a Lien on the property to be leased (after giving similar effect to all other Sale-Leaseback Transactions in effect at such time). For purposes of this Section, "Value" means, with respect to a Sale-Leaseback Transaction, at any time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale-Leaseback Transaction and (ii) the fair value in the opinion of the Board of Directors of the Company of such property at the time of entering into such Sale-Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

                      SECTION 5.15. Transactions with Affiliates. No Borrower will, nor will it permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of proper-ty, guarantee or other agreement to pay, purchase or ser-vice, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to such Borrower or such Subsidiary as could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock, from paying reasonable compensation to its directors and officers or from entering into other transactions that the Company determines are in its best interests and having a cost to such Person not in excess of $5,000,000.

                                      ARTICLE 6

                                       DEFAULTS

                      SECTION 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                      (a) (i) any drawing under the Letter of Credit
              shall fail to be reimbursed when required hereunder or any principal of any Loan shall fail to be paid when due or
              (ii) any interest, any fees or any other amount payable hereunder shall fail to be paid within five days after the due date thereof;

                      (b) any Borrower shall fail to observe or perform
              any covenant contained in Article 5, other than those contained in Sections 5.1.A through 5.6 and 5.9;

                      (c) any Borrower shall fail to observe or perform
              any covenant contained in Section 5.9 for 30 days after such Borrower shall have obtained knowledge thereof;

                      (d) any Borrower shall fail to observe or perform
              any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) above) for 30 days after notice thereof has been given to the Company by the Agent at the request of any Bank;

                      (e) any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                      (f) any Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

                      (g) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (with the giving of notice of acceleration, if required) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                      (h) any Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                      (i) an involuntary case or other proceeding shall be commenced against any Borrower or any Material Subsid-iary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquida-tor, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                      (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be termi-nated; or there shall occur a complete or partial withdraw-al from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000 in the aggregate that is not paid when due;

                      (k) judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against any Borrower or any Material Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

                      (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial owner-ship (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Company; or, during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company; or

                      (m)  any of the obligations of the Company under
              Article 10 of this Agreement shall for any reason not be enforceable against the Company in accordance with their terms, or the Company shall so assert in writing;

             then, and in every such event, the Agent shall (i) if re-quested by the Required Banks, by notice to the Borrowers terminate the Commitments and they shall thereupon termi-nate, and (ii) if requested by the Required Banks, by notice to the Borrowers declare the Loans and the Letter of Credit Liabilities (together with accrued interest thereon) to be, and the Loans and Letter of Credit Liabilities shall there-upon become, immediately due and payable without present-ment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause 6.1(h) or 6.1(i) with respect to any Borrower, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans and the Letter of Credit Liabilities (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrow-er.

                      SECTION 6.2. Notice of Default. The Agent shall give notice to the Borrowers under Section 6.1(d) promptly upon being requested to do so by any Bank and shall thereup-on notify all the Banks thereof.

                      SECTION 6.3. Cash Cover. The Company agrees, in addition to the provisions of Section 6.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Agent upon the in-struction of the Required Banks, pay to the Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Agent) equal to the aggregate amount available for drawing under the Letter of Credit, provided that, upon the occur-rence of any Event of Default specified in Section 6.1(h) or 6.1(i) with respect to any Borrower, the Company shall pay such amount forthwith without any notice or demand or any other act by the Agent or the Banks.

                                      ARTICLE 7

                                      THE AGENT

                      SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Letter of Credit and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                      SECTION 7.2. Agent and Affiliates. Morgan Guar-anty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if it were not the Agent.

                      SECTION 7.3. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
             Article 6.

                      SECTION 7.4.  Consultation with Experts.  The
             Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                      SECTION 7.5. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
             (i) with the consent or at the request of the Required Banks (or, when expressly required hereby, all the Banks) or (ii) in the absence of its own gross negligence or willful mis-conduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warran-ty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or obser-vance of any of the covenants or agreements of any Borrower;
             (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Letter of Credit, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile trans-mission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                      SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, offi-cers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reason-able counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

                      SECTION 7.7. Credit Decision. Each Bank acknowl-edges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropri-ate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                      SECTION 7.8. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, subject to the approval of the Company. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retir-ing Agent shall be discharged from its duties and obliga-tions hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                      SECTION 7.9. Agent's Fee. The Company shall pay, or shall cause Betz Canada to pay, to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

                                      ARTICLE 8

                               CHANGE IN CIRCUMSTANCES

                      SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

                      (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                      (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD


              Loans or Euro-Dollar Loans, as the case may be, for such Interest Period,

             the Agent shall forthwith give notice thereof to the Borrow-er and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspen-sion no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and
             (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and includ-ing the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

                      SECTION 8.2.  Illegality.  If, on or after the
             date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, cen-tral bank or comparable agency charged with the interpreta-tion or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obliga-tion of such Bank to make Euro-Dollar Loans to such Borrow-er, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a dif-ferent Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

                      SECTION 8.3.  Increased Cost and Reduced Return.
             (a) If on or after (x) the date hereof, in the case of any Committed Loan or the Letter of Credit or any obligation to make Committed Loans or issue the Letter of Credit or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, cen-tral bank or comparable agency charged with the interpreta-tion or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but ex-cluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and
             (ii) with respect to any Euro-Dollar Loan any such require-ment with respect to which such Bank is entitled to compen-sation during the relevant Interest Period under Section 2.16), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certifi-cates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of the Letter of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing the Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), each Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for the portion of such increased cost or reduction allocable to such Borrower.

                      (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpre-tation or administration thereof by any governmental author-ity, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), each Borrow-er shall pay to such Bank the portion allocable to such Borrower of such additional amount or amounts as will com-pensate such Bank (or its Parent) for such reduction.

                      (c) Each Bank will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occur-ring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disad-vantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the addi-tional amount or amounts (and the calculation thereof) to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                      SECTION 8.4.  Taxes.  (a) For the purposes of this
             Section 8.4, the following terms have the following mean-ings:

                      "Taxes" means any and all present or future taxes,
             duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Borrower pursuant to this Agreement or under any Note, and all liabilities with re-spect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or by any other jurisdiction imposing such taxes by reason of any connection between such jurisdiction and such Bank or the Agent (as the case may be) other than a connec-tion arising solely from this Agreement or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States with-holding tax imposed on such payments but only to the extent that payments to such Bank hereunder are subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

                      "Other Taxes" means any present or future stamp or
             documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note or the Letter of Credit.

                      (b) Any and all payments by any Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if any Borrower shall be re-quired by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may
             be) receives an amount equal to the sum it would have re-ceived had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and
             (iv) such Borrower shall furnish to the Agent, at its ad-dress referred to in Section 11.1, the original or a certi-fied copy of a receipt evidencing payment thereof.

                      (c) Each Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, inter-est and expenses) arising therefrom or with respect thereto to the extent allocable to such Borrower. Each Bank will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of any Bank claiming compensa-tion under this Section and setting forth the additional amount or amounts to be paid to it and the calculation thereof hereunder shall be conclusive in the absence of manifest error. Such amount(s) shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

                      (d)  Each Bank organized under the laws of a
             jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrowers (but only so long as such Bank remains lawfully able to do so), shall provide the Borrowers and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form pre-scribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

                      (e) For any period with respect to which a Bank has failed to provide the Borrowers or the Agent with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form origi-nally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                      (f) If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not other-wise disadvantageous to such Bank.

                      SECTION 8.5. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make, or convert outstanding Loans to, Euro-Dollar Loans to any Borrower has been suspended pursuant to Section
             8.2 or (ii) any Bank has demanded compensation under Section
             8.3 or 8.4 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Busi-ness Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspen-sion or demand for compensation no longer exist:

                      (a) all Loans to such Borrower which would other-wise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks); and

                      (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, to such Borrower has been repaid (or converted to a Base Rate Loan), all payments of princi-pal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

             If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

                      SECTION 8.6. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4, the Company shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Notes, assume such Bank's obligations under the Letter of Credit and assume the Commitment of such Bank, all in accordance with Section 11.6(c).

                      SECTION 8.7. Allocations. The respective por-tions allocable to particular Borrowers of any amount pay-able pursuant to Section 8.3 or 8.4 shall be as determined by the Company and notified by it to the Bank demanding such payment. The Company shall itself be unconditionally obli-gated for payment of any such amount if and to the extent
             (i) it fails to allocate to particular Borrowers the full amount payable within 15 days of demand for payment thereof or (ii) any particular Borrower disputes the amount so allocated to it.


                                      ARTICLE 9

                            REPRESENTATIONS AND WARRANTIES
                               OF ELIGIBLE SUBSIDIARIES

                      On the Closing Date, Betz Canada represents and
             warrants that, and by the execution and delivery by each other Eligible Subsidiary of its Election to Participate, such Eligible Subsidiary shall be deemed to have represented and warranted as of the date thereof that:

                      SECTION 9.1.  Corporate Existence and Power.  It
             is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorpo-ration and is an Eighty Percent-Owned Consolidated Subsid-iary of the Company.

                      SECTION 9.2. Corporate and Governmental Authori-zation; Contravention. The execution and delivery by it of this Agreement or its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate or incorporation or by-laws or of any agree-ment, judgment, injunction, order, decree or other instru-ment binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                      SECTION 9.3. Binding Effect. This Agreement or its Election to Participate has been duly executed by such Eligible Subsidiary and this Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and each of its Notes, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obliga-tion of such Eligible Subsidiary, in each case enforceable in accordance with its terms.

                      SECTION 9.4. Taxes. Except as disclosed in the opinion of counsel delivered pursuant to Section 3.1(c) of this Agreement or in its Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or imposed on or by virtue of the execution, delivery or enforcement of this Agreement, its Election to Participate or of its Notes.


                                      ARTICLE 10

                                       GUARANTY

                      SECTION 10.1. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agree-ment.

                      SECTION 10.2. Guaranty Unconditional. The obli-gations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the forego-ing, shall not be released, discharged or otherwise affected by:

                      (i) any extension, renewal, settlement, compro-mise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

                      (ii) any modification or amendment of or supple-ment to this Agreement or any Note;

                     (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

                      (iv) any change in the existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

                       (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compul-sory counterclaim;

                      (vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agree-ment; or

                     (vii) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company's obligations hereunder.

                      SECTION 10.3.  Discharge Only Upon Payment In
             Full; Reinstatement In Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the princi-pal of and interest on the Notes and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of principal of or interest on any Note or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

                      SECTION 10.4. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

                      SECTION 10.5. Subrogation. The Company irrevoca-bly waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against an Eligible Subsidiary with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of an Eligible Subsidiary in respect there-of.

                      SECTION 10.6. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorgani-zation of such Eligible Subsidiary, all such amounts other-wise subject to acceleration under the terms of this Agree-ment shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.

                      SECTION 10.7. Continuing Guaranty. This guaranty is a continuing one and all liabilities to which it applies or may apply shall be conclusively presumed to have been created in reliance hereon.

                                      ARTICLE 11

                                    MISCELLANEOUS

                      SECTION 11.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Company or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Adminis-trative Questionnaire or (c) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
             (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirma-tion of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article 2 or Article 8 shall not be effective until received. Any notice required to be given to or by any Eligible Subsidiary shall be duly given if given to or by the Company, which is hereby appointed the agent of each Eligible Subsidiary for such purpose.

                      SECTION 11.2. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                      SECTION 11.3.  Expenses; Indemnification.
             (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and dis-bursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket ex-penses reasonably incurred by the Agent and each Bank, including (without duplication) the reasonable fees and disbursements of outside counsel and allocated cost of inside counsel, in connection with such Event of Default and "work-out", collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                      (b) The Company agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limita-tion, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans or of the Letter of Credit hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful mis-conduct as determined by a court of competent jurisdiction.

                      (c) None of the Banks nor the Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under the Letter of Credit, including without limitation any of the circumstances enumerated in subsection 2.19(e), as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under the Letter of Credit, (iv) any conse-quences arising from causes beyond the control of the Agent and the Banks, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; provided that the Company shall not be required to indemnify the Agent or any Bank for any claims, damages, losses, liabili-ties, costs or expenses, and the Company shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Agent in determining whether a request presented under the Letter of Credit strictly complied with the terms of such Letter of Credit or (y) such Bank's fail-ure to pay under the Letter of Credit after having received from the Agent a notification to pay pursuant to Section 2.19(b). Nothing in this subsection (c) is intended to limit the obligations of the Company under any other provi-sion of this Agreement.

                      SECTION 11.4. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a propor-tion of the aggregate amount of principal and interest then due and payable with respect to any Note held by it and any Letter of Credit Liabilities then due and payable which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due and payable with respect to any Note and Letter of Credit Liabilities held by such other Bank, the Bank receiv-ing such proportionately greater payment shall purchase such participations in the Notes and Letter of Credit Liabilities held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of prin-cipal and interest with respect to the Notes and Letter of Credit Liabilities held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Bor-rower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Letter of Credit Liabilities, whether or not acquired pursuant to the foregoing arrangements, may exer-cise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

                      SECTION 11.5.  Amendments and Waivers .  Any
             provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any inter-est thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder or for any scheduled reduction or termination of any Commitment or the expiry date of the Letter of Credit, (iv) change the aggregate amount by which or to which the Commitments are required to be reduced on or prior to the Commitment Reduc-tion Date, (v) release or reduce the Guarantee by the Compa-ny in Article 10 hereof or (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes and Letter of Credit Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; provided further that no such amendment, waiver or modification shall, unless signed by each Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsid-iary, (y) accelerate the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this proviso.

                      SECTION 11.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

                      (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") partici-pating interests in its Commitment or any or all of its Loans and Letter of Credit Liabilities. In the event of any such grant by a Bank of a participating interest to a Par-ticipant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the per-formance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obliga-tions under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to ap-prove any amendment, modification or waiver of any provision of this Agreement; provided that such participation agree-ment may provide that such Bank will not agree to any modi-fication, amendment or waiver of this Agreement described in clause (i), (ii), (iii), or (iv) of Section 11.5 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participa-tion agreement, be entitled to the benefits of Section 2.16 or Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for pur-poses of this Agreement only to the extent of a participat-ing interest granted in accordance with this subsection (b).

                      (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement, the Letter of Credit and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agree-ment in substantially the form of Exhibit K hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company, Betz Canada and the Agent, which shall not be unreasonably withheld; provid-ed that (i) if an Assignee is a wholly-owned subsidiary of such transferor Bank or of such transferor Bank's Parent or was a Bank immediately prior to such assignment, no such consent shall be required; (ii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans; and (iii) until the Letter of Credit is no longer outstanding, such Assignee shall have long term debt ratings of at least A- from S&P and at least A3 from Moody's. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commit-ment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consum-mation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assign-ment, the transferor Bank shall pay to the Agent an adminis-trative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

                      (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                      (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any great-er payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent after disclosure of such Assignee's, Participant's or other transferee's intention to seek such greater payments or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                      SECTION 11.7. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                      SECTION 11.8. Governing Law; Submission to Juris-diction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevo-cably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                      SECTION 11.9. Counterparts; Integration; Effec-tiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any obliga-tions of the Company to pay the fees described in the com-mitment letter agreement referred to in Section 3.2(d) constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the Company, the Banks and the Agent (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confir-mation from such party of execution of a counterpart hereof by such party).

                      SECTION 11.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSAC-TIONS CONTEMPLATED HEREBY.

                      SECTION 11.11. Confidentiality. The Agent and each Bank agree to keep any information delivered or made available by the Borrowers pursuant to this Agreement confi-dential from anyone other than persons employed or retained by such Bank who are engaged in evaluating, approving, structuring or administering the credit facility contemplat-ed hereby; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Agent or such Bank prohibited by this Agreement, (f) in connection with any litigation to which the Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Agent's legal coun-sel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.


                      IN WITNESS WHEREOF, the parties hereto have caused
             this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   BETZ LABORATORIES, INC.

                                   By  /s/ George L. James, III
                                       --------------------------------
                                       Title:      Vice President-Finance
                                                   Chief Financial Officer
                                                   and Treasurer
                                       Address:    4636 Somerton Road
                                                   Trevose, PA  19053-6783
                                       Facsimile:  (215) 953-5544

                                   BETZ CANADA INC.

                                   By /s/ Robert D. Duchesne
                                      ---------------------------------
                                      Title:      Treasurer
                                      Address:    3026 Solandt Road
                                                  Kanata, Ontario,
                                                  Canada  K2K 2A5
                                      Facsimile:  (613) 592-4103

             $ 50,000,000          MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK

                                   By  /s/ Laura E. Reim
                                     ----------------------------------
                                     Title:  Vice President

             $ 40,000,000          BANK OF AMERICA ILLINOIS

                                   By  /s/ Wendy Loring
                                     ----------------------------------
                                     Title: Vice President

             $ 40,000,000          THE CHASE MANHATTAN BANK, N.A.

                                   By  /s/ Robert T. Sacks
                                     ----------------------------------
                                     Title: Vice President

             $ 40,000,000          COMMERZBANK AG, New York Branch


                                   By  /s/ A. Campbell
                                     ----------------------------------
                                     Title: Assistant Cashier

                                   By  /s/ J. Schmieding
                                     ----------------------------------
                                      Title: Vice President

             $ 40,000,000          CORESTATES BANK, N.A.

                                   By  /s/ Robert Cordell
                                     ----------------------------------
                                     Title: Vice President

             $ 40,000,000          PNC BANK, NATIONAL ASSOCIATION

                                   By  /s/ Daniel K. Fitzpatrick
                                     ----------------------------------
                                      Title: Vice President

             $ 40,000,000          ROYAL BANK OF CANADA

                                   By  /s/ John M. Crawford
                                     ----------------------------------
                                     Title: Senior Manager

             $ 28,000,000          ABN AMRO BANK N.V., New York Branch

                                   By  /s/ George M. Dugan
                                     ----------------------------------
                                     Title: Vice President

                                   By  /s/ David W. Stack
                                     ----------------------------------
                                     Title: Assistant Vice President

             $ 28,000,000          BANK OF MONTREAL

                                   By  /s/ Susan Blackburn
                                     ----------------------------------
                                     Title: Director

             $ 28,000,000          THE BANK OF NEW YORK

                                   By  /s/ Walter Parelli
                                     ----------------------------------
                                     Title: Assistant Vice President



             $ 28,000,000          BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                   By  /s/ Mark R. Marron
                                     ----------------------------------
                                     Title: Vice President

             $ 28,000,000          THE DAI-ICHI KANGYO BANK, LTD.

                                   By  /s/ Thomas M. Fennessey
                                     ----------------------------------
                                     Title: Assistant Vice President

             $ 28,000,000          DEUTSCHE BANK AG, New York Branch and/or
                                     Cayman Islands Branch

                                   By  /s/ John Augsburger
                                     ----------------------------------
                                     Title: Vice President

                                   By  /s/ James Fox
                                     ----------------------------------
                                     Title: Assistant Vice President

             $ 28,000,000          THE FIRST NATIONAL BANK OF CHICAGO

                                   By  /s/ Daniel J. Lenckos
                                     ----------------------------------
                                     Title: Vice President

             $ 28,000,000          FIRST UNION NATIONAL BANK

                                   By  /s/ Patrick A. Mc Govern
                                     ----------------------------------
                                     Title: Senior Vice President

             $ 28,000,000          THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY

                                   By  /s/ Robert W. Ramage, JR
                                     ----------------------------------
                                     Title: Senior Vice President

             $ 28,000,000          KREDIETBANK N.V., Grand Cayman Branch

                                   By  /s/ Raymond F. Murray
                                     ----------------------------------
                                     Title: Vice President

                                   By  /s/ Robert Snauffer
                                     ----------------------------------
                                     Title: Vice President

             $ 28,000,000          MELLON BANK, N.A.

                                   By  /s/ George B. Davis
                                     ----------------------------------
                                     Title: Vice President

             $ 28,000,000          SOCIETE GENERALE

                                   By  /s/ Robert Peterson
                                     ----------------------------------
                                     Title: Vice President

             $ 28,000,000          THE SUMITOMO BANK, LIMITED,
                                     New York Branch

                                   By  /s/ Y.  Kawamura
                                     ----------------------------------
                                     Title: Joint General Manager

             $ 28,000,000          WACHOVIA BANK OF GEORGIA, N.A.

                                   By  /s/ Adam T. Ogburn
                                     ----------------------------------
                                     Title: Vice President

             $ 20,000,000          THE FUJI BANK, LIMITED,
                                     New York Branch

                                   By  /s/ Gina Kearns
                                     ----------------------------------
                                     Title: Vice President and Manager

             $ 20,000,000          ISTITUTO BANCARIO SAN PAOLO
                                     DI TORINO SPA

                                   By  /s/ Gerard McKenna
                                     ----------------------------------
                                     Title: Vice President

                                   By  /s/ Robert Worster
                                     ----------------------------------
                                     Title: Vice President

             $ 15,000,000          ALLIED IRISH BANKS PLC

                                   By  /s/ David Widger
                                     ----------------------------------
                                     Title: Manager of Corporate Banking



             $ 13,000,000          THE FIRST NATIONAL BANK OF MARYLAND

                                   By  /s/ Theodore K. Oswald
                                     ----------------------------------
                                     Title: Vice President

             Total Commitments

             $750,000,000

                                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK, as Agent

                                   By  /s/ Laura E. Reim
                                     ----------------------------------
                                     Title: Vice President
                                     Address:    60 Wall Street
                                                 New York, NY 10260
                                     Telex: 177615 MGT UT
                                     Facsimile: (212) 648-5336


                                   PRICING SCHEDULE

                         Each of "Euro-Dollar Margin", "CD Margin" and
             "Facility Fee Rate" means, for any date, the rate set forth below in the row opposite such term and in the column corre-sponding to the "Pricing Level" that applies at such date:

                          Level I  Level II   Level III  Level IV   Level V
           CD Margin      0.295%    0.325%     0.415%     0.500%    0.600%

           Euro-Dollar    0.170%    0.200%     0.290%     0.375%    0.475%
           Margin

           Facility Fee    0.080%   0.100%     0.135%     0.175%    0.250%
           Rate

                       For purposes of this Schedule, the following terms
             have the following meanings, subject to the last paragraph of this Schedule:

                       "Applicable Pricing Ratio" means, for any day, the
             ratio of Consolidated Debt to Consolidated EBITDA as at the last day of the fiscal quarter of the Company most recently ended prior to such date for which the Company has delivered financial statements pursuant to Section 5.1.A(a) or 5.1.A(b), as the case may be; provided that if at any time after June 30, 1997 the Company shall fail to timely deliver the financial statements required to be delivered by it pursuant to Section 5.1.A(a) or 5.1.A(b), as the case may be, the Applicable Pricing Ratio for each date from and including the date on which such statements are required to be delivered (the "statement due date") shall be the higher pricing of the Applicable Pricing Ratio in effect prior to the delivery of each financial statements and the Applicable Pricing Ratio in effect upon delivery of such financial statements; provided, further that if the Company shall have failed to deliver such statements by the day that is 30 days after the statement due date, then the Applicable Price Ratio for each date from the statement due date until the date on which such statements are delivered shall be deemed to be greater than 3.0:1.

                       "Level I Pricing" applies at any date after June
             30, 1997 if, at such date, (x) the Company's Applicable Pricing Ratio is less than or equal to 1.5:1 or (y) if the Company has exercised its One-Time Pricing Option, the Company's long-term debt is rated A- or higher by S&P or A3 or higher by Moody's.

                       "Level II Pricing" applies at any date after June
             30, 1997 if, at such date, (i) (x) the Company's Applicable Pricing Ratio is less than or equal to 2.0:1 or (y) if the Company has exercised its One-Time Pricing Option, the Company's long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) Level I Pricing does not apply.

                       "Level III Pricing" applies at any date after June
             30, 1997 if, at such date, (i) (x) the Company's Applicable Pricing Ratio is less than or equal to 2.5:1 or (y) if the Company has exercised its One-Time Pricing Option, the Company's long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and (ii) neither Level I Pricing nor Level II Pricing applies.

                       "Level IV Pricing" applies at any date after June
             30, 1997 if, at such date, (i) (x) the Company's Applicable Pricing Ratio is less than or equal to 3.0:1 or (y) if the Company has exercised its One-Time Pricing Option,the Company's long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and (ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

                       "Level V Pricing" applies at any date after June
             30, 1997 if, at such date, no other Pricing Level applies.

                       "One-Time Pricing Option" means the one-time,
             irrevocable option of the Company during the life of this facility to switch to a ratings-based pricing grid. Such option shall be considered to be exercised, and thereafter irrevocably in effect, on the day of receipt by the Agent of the Company's notification of its exercise of such option.

                       "Pricing Level" refers to the determination of
             which of Level I, Level II, Level III, Level IV or Level V applies at any date; provided that prior to the date the Agent receives, or should have received pursuant to Section 5.1.A(b), the Pricing Ratio calculation for the period ending June 30, 1997, Level IV Pricing shall apply.

                       Upon the One-Time Pricing Option being exercised,
             the following shall apply:

                       (a) The credit ratings to be utilized for purpos-es of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, whether or not any such debt securities are actually outstanding, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

                       (b) If the Company is split-rated and the ratings differential is one notch, the higher of the two rat-ings will apply (e.g., A-/Baa1 results in Level I Status and BBB+/Baa2 results in Level II Status). If the Company is split-rated and the ratings differential is more than one notch, the average of the two ratings (or the higher of two intermediate ratings) shall be used (e.g., A-/Baa3 results in Level II Status and BBB+/Baa3 results in Level III Status). If, however, at any date, the Company's long-term debt is not rated by both S&P and Moody's, then Level V shall apply; provided that if either Moody's or S&P shall (i) cease to issue ratings or (ii) refuse to issue a rating to the Company at a reasonable cost, then the Company, together with the Agent, shall substitute another mutually satisfactory nationally recognized credit rating agency for either Moody's or S&P, as the case may be, and this Pricing Schedule shall apply in re-spect of the equivalent ratings of such rating agency.


                                             EXHIBIT A - Letter of Credit

                         IRREVOCABLE STANDBY LETTER OF CREDIT

             June 28, 1996

             [Letter of Credit No.]   MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK

             [Letter of Credit No.]   BANK OF AMERICA ILLINOIS

             [Letter of Credit No.]   THE CHASE MANHATTAN BANK, N.A.

             [Letter of Credit No.]   COMMERZBANK AG, New York Branch

             [Letter of Credit No.]   CORESTATES BANK, N.A.

             [Letter of Credit No.]   PNC BANK, NATIONAL ASSOCIATION

             [Letter of Credit No.]   ROYAL BANK OF CANADA

             [Letter of Credit No.]   ABN AMRO BANK N.V.,
                                        New York Branch

             [Letter of Credit No.]   BANK OF MONTREAL

             [Letter of Credit No.]   THE BANK OF NEW YORK

             [Letter of Credit No.]   BANK OF TOKYO-MITSUBISHI
                                        TRUST COMPANY

             [Letter of Credit No.]   THE DAI-ICHI KANGO BANK, LTD.

             [Letter of Credit No.]   DEUTSCHE BANK AG, New York Branch
                                        and/or Cayman Islands Branch

             [Letter of Credit No.]   THE FIRST NATIONAL BANK OF CHICAGO

             [Letter of Credit No.]   FIRST UNION NATIONAL BANK

             [Letter of Credit No.]   THE INDUSTRIAL BANK OF JAPAN
                                        TRUST COMPANY

             [Letter of Credit No.]   KREDIETBANK N.V.,
                                        Grand Cayman Branch

             [Letter of Credit No.]   MELLON BANK, N.A.

             [Letter of Credit No.]   SOCIETE GENERALE

             [Letter of Credit No.]   THE SUMITOMO BANK, LIMITED,
                                        New York Branch

             [Letter of Credit No.]   WACHOVIA BANK OF GEORGIA, N.A.

             [Letter of Credit No.]   THE FUJI BANK, LIMITED,
                                        New York Branch

             [Letter of Credit No.]   ISTITUTO BANCARIO SAN PAOLO


                                        DI TORINO SPA

             [Letter of Credit No.]   ALLIED IRISH BANKS PLC

             [Letter of Credit No.]   THE FIRST NATIONAL BANK
                                        OF MARYLAND

             Beneficiary:  L B Realty, Inc.
                           One Town Center Road
                           Boca Raton, FL  33486-1010
                           Attention:  Treasurer

             Ladies and Gentlemen:

                       1. By order of our customer, Betz Laboratories, Inc. ("Betz"), we, the banks listed in paragraph 2 below (each a "Bank" and collectively the "Banks"), hereby estab-lish (severally in our respective Commitment Percentages specified in paragraph 2 below) this Irrevocable Standby Letter of Credit ("this Letter of Credit") in favor of L B Realty, Inc., a Delaware corporation, and its permitted transferees ("you" or the "Beneficiary") in the aggregate amount of US $103,405,363.28 (One hundred three million, four hundred five thousand, three hundred sixty-three United States Dollars and twenty-eight cents) (the "Letter of Credit Amount") in order to assure payment of the promissory note of Betz dated June 28, 1996 (the "Note") delivered pursuant to Section 3.6(d) of the Grace Dearborn Worldwide Purchase and Sale Agreement, dated as of March 11, 1996, and any and all amendments thereto (the "Agreement"), between Betz and W.R. Grace & Co.-Conn.

                       2. Each Bank shall be severally responsible for its following commitment percentage ("Commitment Percent-age") of the drawing hereunder:

                       Bank                     Commitment Percentage

             MORGAN GUARANTY TRUST COMPANY
               OF NEW YORK                           6.666666673%

             BANK OF AMERICA ILLINOIS                5.333333333%

             THE CHASE MANHATTAN BANK, N.A.          5.333333333%

             COMMERZBANK AG, New York Branch         5.333333333%

             CORESTATES BANK, N.A.                   5.333333333%

             PNC BANK, NATIONAL ASSOCIATION          5.333333333%

             ROYAL BANK OF CANADA                    5.333333333%

             ABN AMRO BANK N.V., New York Branch     3.733333333%

             BANK OF MONTREAL                        3.733333333%

             THE BANK OF NEW YORK                    3.733333333%

             BANK OF TOKYO-MITSUBISHI TRUST COMPANY  3.733333333%

             THE DAI-ICHI KANGO BANK, LTD.           3.733333333%


             DEUTSCHE BANK AG, New York Branch
               and/or Cayman Islands Branch          3.733333333%

             THE FIRST NATIONAL BANK OF CHICAGO      3.733333333%

             FIRST UNION NATIONAL BANK               3.733333333%

             THE INDUSTRIAL BANK OF JAPAN
               TRUST COMPANY                         3.733333333%

             KREDIETBANK N.V.,                       3.733333333%
               Grand Cayman Branch

             MELLON BANK, N.A.                       3.733333333%

             SOCIETE GENERALE                        3.733333333%

             THE SUMITOMO BANK, LIMITED,
               New York Branch                       3.733333333%

             WACHOVIA BANK OF GEORGIA, N.A.          3.733333333%

             THE FUJI BANK, LIMITED,
               New York Branch                       2.666666667%

             ISTITUTO BANCARIO SAN PAOLO
               DI TORINO SPA                         2.666666667%

             ALLIED IRISH BANKS PLC                  2.000000000%

             THE FIRST NATIONAL BANK
             OF MARYLAND                             1.733333333%

                  Total                                      100%

             The obligations of the Banks under this Letter of Credit are several and no Bank shall be liable for the failure of any other Bank to perform its obligations hereunder. Morgan Guaranty Trust Company of New York, as Agent for the Banks (the "Agent"), shall have no liability for the failure of any Bank to perform its obligations hereunder.

                       3. Funds are available to you under this Letter of Credit in a single drawing against your draft, in an amount not exceeding the Letter of Credit Amount, presented at the office of the Agent specified in paragraph 7 below or at its offices at 15 Broad Street, Teller's Department-Ground Floor, New York, NY 10015, Attention: International Trade Services. The draft must be in the form of Annex 1 hereto, with blanks appropriately completed, and must be accompanied by the original of this Letter of Credit and any amendment(s) hereto and a certificate of one who purports to be the President, a Vice President, the Treasurer or an Assistant Treasurer of the Beneficiary in the form of Annex 2 hereto, with blanks appropriately completed.

                       4. This Letter of Credit shall be transferable by the Beneficiary only to a transferee of the Note, upon delivery to the Agent of a transfer notice in the form of Annex 3 hereto, with blanks appropriately completed, by certified mail, return receipt requested, or hand delivery at the office of the Agent referred to in paragraph 7 below.

                       5. This Letter of Credit shall expire at the close of business at the office of the Agent at which the draft may be presented on January 17, 1997 (the "Expiration Time"), it being understood that such expiration shall not affect the obligations of the Agent and each Bank hereunder in respect of any drawing duly made prior to the Expiration Time.

                       6. If the Agent receives from you the items described in paragraph 3 above on or before the Expiration Time, each Bank will unconditionally honor the same in the amount of its Commitment Percentage (as specified in para-graph 2 above) by remitting such amount, in immediately available funds, to the Agent at its office at 60 Wall Street, New York, New York 10260, for your account, no later than the date one business day after receipt by the Agent of such items, and the Agent shall make the total amount so received by it available to you in such manner as you may specify. The term "business day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to close.

                       7. All communications regarding this Letter of Credit shall be addressed to Morgan Guaranty Trust Company of New York, c/o J.P. Morgan Services, Inc., Attention:
             International Trade Services Department, 500 Stanton Christiana Road, Newark, DE 19713-2107 (facsimile number
             (302) 634-1838 or (302) 634-1839) and shall reference this
             Letter of Credit. All such communications shall be effec-tive when received by the Agent at the above address. The Agent agrees to notify Betz (by facsimile transmission) when it receives the items required pursuant to paragraph 3 above. Such notice shall be addressed to: Betz Laborato-ries, Inc., 4636 Somerton Road, Trevose, PA 19053, Atten-tion: Treasurer (facsimile number (215) 953-5544).

                       8. This Letter of Credit sets forth in full the terms of our several undertakings, and such undertakings shall not in any way be modified by reference to any docu-ment, instrument, or agreement referred to herein. This Letter of Credit may be amended if, but only if, such amend-ment is in writing and is signed by the Beneficiary, the Agent and each Bank, with the written consent of Betz. This Letter of Credit may be signed in any number of counter-parts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                       9. This Letter of Credit is subject to the Uni-form Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"), as the same exists on the date of issuance of this Letter of Credit. This Letter of Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accor-dance with the laws of the State of New York.



                                           Very truly yours,

                                           [AUTHORIZED BANK SIGNATURES]


                                                         ANNEX 1 TO
                                                         LETTER OF CREDIT

                                   [FORM OF DRAFT]

             U.S. $ [aggregate amount]                     __________, 19

             To the Banks listed below:

                       Pay to the order of [Beneficiary] the aggregate
             amount of U.S. $____ ([insert amount in words] United States Dollars). Such aggregate amount consists of a principal component of U.S. $_____ ([insert amount in words] United States Dollars) and an interest component of U.S. $_____ ([insert amount in words] United States Dollars).

                       The portion of said aggregate amount being drawn
             on each Bank is the amount of this draft multiplied by such Bank's Commitment Percentage set forth in paragraph 2 of the Letter of Credit referred to below.

                       Drawn under the following Irrevocable Standby
             Letter of Credit:

             [Letter of Credit No.]   MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK

             [Letter of Credit No.]   BANK OF AMERICA ILLINOIS

             [Letter of Credit No.]   THE CHASE MANHATTAN BANK, N.A.

             [Letter of Credit No.]   COMMERZBANK AG, New York Branch

             [Letter of Credit No.]   CORESTATES BANK, N.A.

             [Letter of Credit No.]   PNC BANK, NATIONAL ASSOCIATION

             [Letter of Credit No.]   ROYAL BANK OF CANADA

             [Letter of Credit No.]   ABN AMRO BANK N.V.,
                                        New York Branch

             [Letter of Credit No.]   BANK OF MONTREAL

             [Letter of Credit No.]   THE BANK OF NEW YORK

             [Letter of Credit No.]   BANK OF TOKYO-MITSUBISHI
                                        TRUST COMPANY

             [Letter of Credit No.]   THE DAI-ICHI KANGO BANK, LTD.

             [Letter of Credit No.]   DEUTSCHE BANK AG, New York Branch
                                        and/or Cayman Islands Branch

             [Letter of Credit No.]   THE FIRST NATIONAL BANK OF CHICAGO

             [Letter of Credit No.]   FIRST UNION NATIONAL BANK

             [Letter of Credit No.]   THE INDUSTRIAL BANK OF JAPAN
                                        TRUST COMPANY

             [Letter of Credit No.]   KREDIETBANK N.V.,
                                        Grand Cayman Branch

             [Letter of Credit No.]   MELLON BANK, N.A.

             [Letter of Credit No.]   SOCIETE GENERALE

             [Letter of Credit No.]   THE SUMITOMO BANK, LIMITED,
                                        New York Branch

             [Letter of Credit No.]   WACHOVIA BANK OF GEORGIA, N.A.

             [Letter of Credit No.]   THE FUJI BANK, LIMITED,
                                        New York Branch

             [Letter of Credit No.]   ISTITUTO BANCARIO SAN PAOLO
                                        DI TORINO SPA

             [Letter of Credit No.]   ALLIED IRISH BANKS PLC

             [Letter of Credit No.]   THE FIRST NATIONAL BANK
                                        OF MARYLAND

                       [BENEFICIARY]

                       By:___________________
                           [Name and Title]


                                                         ANNEX 2 TO
                                                         LETTER OF CREDIT

                                OFFICER'S CERTIFICATE

                       In [his/her] capacity as [President] [Vice Presi-
             dent] [Treasurer] [Assistant Treasurer] of [the Beneficia-ry], the undersigned hereby certifies as follows:

                  Betz Laboratories, Inc. (the "Buyer") is in default of its payment obligations under its promissory note dated June 28, 1996 (the "Note") delivered pursuant to Sec-tion 3.6(d) of the Grace Dearborn Worldwide Purchase and Sale Agreement, dated as of March 11, 1996, and any and all amendments thereto (the "Agreement"), between Betz Laboratories, Inc. and W.R. Grace & Co.-Conn., and has failed to cure such default within the period of time (if any) permitted by the Note and the Agreement after notice (if any notice is required) having been given in accordance with the Note and the Agreement. The undersigned beneficiary is entitled under the terms of the Note and the Agreement to draw under the Letter of Credit that this Certificate accompanies (being the Letter of Credit referred to in the Note and the Agree-
                  ment) in the aggregate amount of the draft that this Certificate accompanies.

             IN WITNESS WHEREOF the undersigned has hereunto set
             [his/her] name this ___ day of [Month], [Year].

                                                     ___________________
                                                     Title:


                                                         ANNEX 3 TO
                                                         LETTER OF CREDIT

                                   TRANSFER NOTICE

                                                     [Date]

             TO:  [Names of Banks]
                  [c/o Agent, name & address]

                       The undersigned ___________________ is the Benefi-
             ciary of your Letter of Credit dated June 28, 1996 (the "Letter of Credit") in the amount of US$103,405,363.28.
             All terms defined in the Letter of Credit have the same meanings as used herein.

                       The undersigned has transferred to _____________
             (the "Transferee") the undersigned's rights with respect to the Note and the Transferee has become the Beneficiary under the Letter of Credit. The Transferee is a permitted trans-feree of the Note.

                                           [Name of Beneficiary]

                                           By ____________________
                                              Name:
                                              Title:


                                                         EXHIBIT B - Note

                                         NOTE

                                                     New York, New York
                                                     ___________ __, 199_

                       For value received, [Name of Borrower], a [juris-
             diction of incorporation] (the "Borrower"), promises to pay to the order of ______________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid princi-pal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such pay-ments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260-0060.

                       All Loans made by the Bank to the Borrower, the
             respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the fail-ure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                       This note is one of the Notes referred to in the
             Credit Agreement dated as of June 20, 1996 among Betz Labo-ratories, Inc., Betz Canada Inc., the Banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

             [         The payment in full of the principal and interest
             on this note has, pursuant to the provisions of the Credit Agreement, been unconditionally guaranteed by Betz Laborato-ries, Inc.]*

                                           [NAME OF BORROWER]


             * To be deleted in the case of Notes executed and delivered by the Company.



                                           By____________________
                                             Name:
                                             Title:



                           LOANS AND PAYMENTS OF PRINCIPAL

     __________________________________________________________________________

                     Amount      Type      Amount of
                       of         of       Principal     Maturity    Notation
             Date     Loan       Loan       Repaid        Date       Made By
     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________
     __________________________________________________________________________


                                   EXHIBIT C - Money Market Quote Request

                          Form of Money Market Quote Request

                                                            [Date]

             To:         Morgan Guaranty Trust Company of New York (the
                         "Agent")

             From:       [Name of Borrower]

             Re: Credit Agreement (the "Credit Agreement") dated as of June 20, 1996 among Betz Laboratories, Inc., Betz Canada Inc., the Banks parties thereto and the Agent

                    We hereby give notice pursuant to Section 2.3 of the
             Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

             Date of Borrowing:  __________________

             Principal Amount*               Interest Period**

             $

                    Such Money Market Quotes should offer a Money Market
             [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

                    Terms used herein have the meanings assigned to them
             in the Credit Agreement.

                                        [NAME OF BORROWER]

                                        By________________________
                                          Name:
                                          Title:


             * Amount must be $10,000,000 or a larger multiple of $1,000,000.

             ** Not less than one month (LIBOR Auction) or not less than seven days (Absolute Rate Auction), subject to the provi-sions of the definition of Interest Period.


                           EXHIBIT D - Invitation for Money Market Quotes

                      Form of Invitation for Money Market Quotes

             To:    [Name of Bank]

             Re: Invitation for Money Market Quotes to [Name of Bor-rower] (the "Borrower")

                    Pursuant to Section 2.3 of the Credit Agreement
             dated as of June 20, 1996 among Betz Laboratories, Inc., Betz Canada Inc., the Banks parties thereto and the under-signed, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

             Date of Borrowing:  __________________

             Principal Amount              Interest Period

             $

                    Such Money Market Quotes should offer a Money Market
             [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

                    Please respond to this invitation by no later than
             [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Agent

                                        By______________________
                                           Authorized Officer


                                           EXHIBIT E - Money Market Quote

                              Form of Money Market Quote

             To:    Morgan Guaranty Trust Company of New York, as Agent

             Re: Money Market Quote to [Name of Borrower] (the "Bor-rower")

                    In response to your invitation on behalf of the
             Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

             1.   Quoting Bank:  ________________________________
             2.   Person to contact at Quoting Bank:
                  _____________________________
             3.   Date of Borrowing: ____________________*
             4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following In-terest Periods and at the following rates:

             Principal   Interest  Money Market
             Amount**    Period*** [Margin****] [Absolute Rate*****]

             $

             $

               [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

             __________

             * As specified in the related Invitation.
             ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limi-tation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.
                    (notes continued on following page)

                         We understand and agree that the offer(s) set
               forth above, subject to the satisfaction of the applica-ble conditions set forth in the Credit Agreement dated as of June 20, 1996 among Betz Laboratories, Inc., Betz Canada Inc., the Banks parties thereto and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                        Very truly yours,

                                        [NAME OF BANK]


             Dated:_______________      By:__________________________
                                           Authorized Officer

             __________

             *** Not less than one month or not less than seven days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
             **** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
             ***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).


                         EXHIBIT F-1 - Opinion of Counsel for the Company
                                      and United States Counsel for Betz
                                      Canada

                                             ________________,  199_

             To the Banks and the Agent
               Referred to Below
             c/o Morgan Guaranty Trust Company
               of New York, as Agent
             60 Wall Street
             New York, New York  10260

             Dear Sirs:

                    We have acted as counsel for Betz Laboratories, Inc.
             (the "Company") and as United States counsel for Betz Canada Inc. ("Betz Canada") in connection with the Credit Agreement (the "Credit Agreement") dated as of June 20, 1996 among the Company, Betz Canada, the Banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our clients pursuant to Section 3.1(b) of the Credit Agreement.

                    We have examined originals or copies, certified or
             otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investiga-tions of fact and law as we have deemed necessary or advis-able for purposes of this opinion.

                    Upon the basis of the foregoing and subject to the
             qualifications set forth below, we are of the opinion that:

                    1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Pennsylvania and has all corporate power required to carry on its business as described in the Company's 1995 Form 10-K.

                    2. The execution, delivery and performance by the Company of the Credit Agreement and its Notes are within the corporate power of the Company, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or bylaws of the Company or of any agreement, judgment, injunction, order, decree or other instrument known to us to be binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Sub-sidiaries pursuant to any of the foregoing.

                    3. The execution, delivery and performance by Betz Canada of the Credit Agreement and its Notes require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or consti-tute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument known to us to be binding upon Betz Canada or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of Betz Canada or any of its Subsidiaries pursuant to any of the foregoing.

                    4. The Credit Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, the Company and Betz Canada and each of the Notes of the Company and Betz Canada, respectively, has been duly execut-ed and delivered by, and constitutes a valid and binding obligation of, the Company or Betz Canada, as the case may be, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    We have assumed the genuineness of all signatures,
             the authenticity of all documents submitted to us as origi-nals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Credit Agreement constitutes the legal, valid and binding agreement of the Agent and the Banks.

                    Whenever our opinion herein with respect to the
             existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that no information has come to the attention of the lawyers actually involved in our representation of the Company in connection with the Credit Agreement and the lawyer having overall responsibili-ty for our representation of the Company that would give us actual present knowledge of the existence or absence of facts. We have not, however, undertaken any independent investigation to determine the existence or absence of such facts.

                    In giving the opinion in paragraph 4 as to Betz
             Canada we have relied with your permission on the opinions of Bennett Jones Verchere, Canadian counsel for Betz Canada, contained in its opinion letter of even date herewith deliv-ered to you in connection with the Credit Agreement.

                    This opinion is limited to the laws of the Common-
             wealth of Pennsylvania, the State of New York and the feder-al laws of the United States of America.

                    This opinion is being delivered to you solely for
             your benefit in connection with the Credit Agreement and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                   Very truly yours,


                EXHIBIT F-2 - Opinion of Canadian Counsel for Betz Canada

                                             ___________, 1996

             The Banks and the Agent
             referred to below
             c/o Morgan Guaranty Trust Company
               of New York, as Agent
             60 Wall Street
             New York, New York  10260

             Dear Sirs:

                                Re:  Betz Canada Inc.

                    We have acted as Canadian counsel to Betz Canada
             Inc. ("Betz Canada") in connection with a Credit Agreement (the "Credit Agreement") dated as of June 20, 1996 among Betz Laboratories, Inc. (the "Company"), Betz Canada, the Banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

                    For the purposes of the opinions expressed below, we
             have examined originals or copies of the following docu-ments:

               1. a copy, certified by an officer of Betz Canada, of the Letters Patent and Articles of Continuance of Betz Canada (the "Articles");

               2. a copy, certified by an officer of Betz Canada, of the by-laws of Betz Canada (the "By-laws");

               3. a copy, certified by an officer of Betz Canada, of a resolution of the board of directors of Betz Canada, authorizing, among other things, the execution and delivery of the Credit Agreement;

               4. a certificate of compliance (the "Certificate of Compliance") for Betz Canada issued by Industry Canada in respect of Betz Canada dated June 11, 1996;

               5. a certificate of incumbency of Betz Canada of even date herewith;

               6.   the Credit Agreement; and

               7. the form of promissory note (the "Note") to be de-livered by Betz Canada to the Bank(s) in connection with Loans made to Betz Canada.

                    We have also considered such statutes and regula-
             tions of the Province of Ontario and of Canada applicable in Ontario ("Ontario Law") as we have considered necessary as a basis for the opinions hereinafter expressed.

                    As to certain matters of fact material to our opin-
             ions, we have also examined and relied exclusively and without independent verification on a certificate of the Secretary and Vice President of Betz Canada and a certifi-cate of the President of Betz Canada (collectively, the "Officer's Certificates"), copies of which are attached to this opinion.

             Assumptions

                    For the purposes of the opinions hereinafter ex-
             pressed, we have made the following assumptions:

               1. that all signatures are genuine, all documents sub-mitted to us as originals are authentic, and all documents submitted to us as copies conform to au-thentic original documents;

               2. that all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

               3. that the Certificate of Compliance is conclusive evidence that Betz Canada is incorporated and a subsisting corporation under the laws of Canada and has not been dissolved thereunder and that a similar certificate bearing a current date could be ob-tained.

             Applicable Law

                    We are solicitors qualified to practice law only in
             the Province of Ontario. Accordingly, we do not express any opinion with respect to the laws of any other jurisdiction other than Ontario Law as of the date of this opinion let-ter.

             Opinions

                    Based and relying upon the foregoing, and subject to
             the qualifications listed below, we are of the opinion that:

               1. Betz Canada is a corporation validly existing under the laws of Canada and has not been dissolved;

               2. Betz Canada has the corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Notes (the "Docu-ments");

               3. the execution, delivery and performance of the Docu-ments has been authorized by all necessary corporate action of Betz Canada;

               4. Betz Canada has duly executed and delivered each of the Documents;

               5. the execution, delivery and performance by Betz Canada of the Documents does not constitute or re-sult in a violation or a breach of, or a default under:

                    (a)  its Articles or By-laws;

                    (b) any Ontario Law to which Betz Canada is sub-ject; or

                    (c) any agreement, judgment, injunction, order, decree or other instrument known to us to be binding upon Betz Canada;

               6. Under the Income Tax Act (Canada), the Regulations thereunder and the publicly-announced administrative practices of Revenue Canada as of the date hereof, Canadian nonresident withholding tax will not apply on interest paid to a Bank by Betz Canada on a Loan made to it pursuant to the Credit Agreement if, under the terms of the Loan, Betz Canada may not, under any circumstances, be obliged to pay more than 25% of the principal amount of the obligation within five years of the date of its issue except (i) in the event of a failure or default under the terms of the Credit Agreement relating thereto (which events have commercial reality, are beyond the control of such Bank, impair such Bank's position and are not contrived) or (ii) the terms of the obligation or any agreement relating thereto become unlawful or are changed by virtue of legislation or by a court, statutory board or commission. Canadian nonresident withholding tax of 25% as reduced by applicable tax treaty (to 10% in the case of a U.S. resident Bank) will apply on interest paid by Betz Canada on a Loan if the prescribed repayment provisions are not met. If the prescribed repayment provisions are satis-fied, there would be no Canadian non-resident with-holding tax imposed on any other payments that Betz Canada might be required to make to the Banks pursu-ant to the Credit Agreement.

               7. There is no registration tax, stamp duty or any similar tax or duty imposed by Ontario Law by virtue of the execution and delivery of the Documents by the parties thereto or the performance of their obligations thereunder.

                    The choice of New York law as the governing law of
             the Credit Agreement and the Notes will be upheld as a valid choice of law by the courts of the Province of Ontario provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequenc-es of the law of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is understood under the laws of the Province of Ontar-io. We have no reason to believe that the choice of law in the Credit Agreement and the Notes would not be upheld.


             Qualifications

                    Our opinions expressed above are subject to the
             following qualification:

               1. The validity, binding effect and enforceability of each of the Documents or any judgment arising out of or in connection with any Document may be limited by applicable bankruptcy, insolvency, winding-up, reor-ganization, arrangement, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

                                        Yours truly,

                                        BENNETT JONES VERCHERE


                     EXHIBIT G - Opinion of Special Counsel for the Agent

                                      OPINION OF
                        DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                     FOR THE AGENT

                                                ________________,  199_

             To the Banks and the Agent
               Referred to Below
             c/o Morgan Guaranty Trust Company
               of New York, as Agent
             60 Wall Street
             New York, New York  10260

             Dear Sirs:

                       We have participated in the preparation of the
             Credit Agreement (the "Credit Agreement") dated as of June 20, 1996 among Betz Laboratories, Inc., a Pennsylvania corporation, Betz Canada Inc., a Canadian corporation, the Banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent, and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.1(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

                       We have examined originals or copies, certified or
             otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investiga-tions of fact and law as we have deemed necessary or advis-able for purposes of this opinion.

                       Upon the basis of the foregoing, we are of the
             opinion that the Credit Agreement constitutes a valid and binding agreement of each of the Company and Betz Canada, and each of their respective Notes constitutes a valid and binding obligation of its maker, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                       We are members of the Bar of the State of New York
             and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, (i) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and (ii) as to all matters gov-erned by the laws of the Commonwealth of Pennsylvania or Canada, we have relied, without independent investigation, on the respective opinions of Morgan, Lewis & Bockius LLP, counsel for the Company, and Bennett Jones Verchere, counsel for Betz Canada, copies of which have been delivered to you.

                       This opinion is rendered solely to you in connec-
             tion with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                           Very truly yours,


                              EXHIBIT H - Form of Election to Participate

                           FORM OF ELECTION TO PARTICIPATE

                                                     [Date]

             MORGAN GUARANTY TRUST COMPANY
               OF NEW YORK, as Agent for
               the Banks parties to the Credit
               Agreement dated as of June 20, 1996
               among Betz Laboratories, Inc,
               Betz Canada Inc.,
               such Banks and such Agent (the
               "Credit Agreement")

             Dear Sirs:

                       Reference is made to the Credit Agreement de-
             scribed above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

                       The undersigned, [name of Eligible Subsidiary], a
             [jurisdiction of incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article 9 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all re-spects by the terms of, the Credit Agreement, including without limitation Sections 11.1 and 11.8 thereof, as if the undersigned were a signatory party thereto.

                       [Tax disclosure pursuant to Section 9.4]

                       This instrument shall be construed in accordance
             with and governed by the laws of the State of New York.

                                           Very truly yours,

                                           [NAME OF ELIGIBLE SUBSIDIARY]

                                           By____________________________
                                             Title:

                       The undersigned hereby confirms that [name of
             Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.

                                           BETZ LABORATORIES, INC.



                                           By____________________________
                                             Title:

                       Receipt of the above Election to Participate is
             hereby acknowledged on and as of the date set forth above.

                                           MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK, as Agent

                                           By____________________________
                                             Title:


                                EXHIBIT I - Form of Election to Terminate

                            FORM OF ELECTION TO TERMINATE

                                                      [Date]

             MORGAN GUARANTY TRUST COMPANY
               OF NEW YORK, as Agent for
               the Banks parties to the Credit
               Agreement dated as of June 20, 1996
               among Betz Laboratories, Inc.,
               Betz Canada Inc.,
               such Banks and such Agent (the
               "Credit Agreement")

             Dear Sirs:

                       Reference is made to the Credit Agreement de-
             scribed above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

                       The undersigned, [name of Eligible Subsidiary], a
             [jurisdiction of incorporation] corporation, hereby elects to terminate its status as an Eligible Subsidiary for pur-poses of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Elec-tion to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any Note heretofore incurred.

                       This instrument shall be construed in accordance
             with and governed by the laws of the State of New York.

                                           Very truly yours,

                                           [NAME OF ELIGIBLE SUBSIDIARY]

                                           By_______________________
                                             Title:

                       The undersigned hereby confirms that the status of
             [name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is termi-nated as of the date hereof.

                                           BETZ LABORATORIES, INC.

                                           By_________________________
                                             Title:

                       Receipt of the above Election to Terminate is
             hereby acknowledged on and as of the date set forth above.

                                           MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK, as Agent

                                           By__________________________
                                             Title:


                       EXHIBIT J -    Matters to be covered in the Opin-
                                      ions of Counsel for the Eligible
                                      Subsidiary and the Company

                       1. The Borrower is a corporation validly existing and in good standing under the laws of [jurisdiction of organization].

                       2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the perfor-mance by the Borrower of the Credit Agreement and its Notes are within the Borrower's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or offi-cial and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the [charter and similar documents] or bylaws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument known to such counsel to be binding upon the Borrower or the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries pursuant to any of the foregoing.

                       3. The Borrower's Election to Participate has been duly executed and delivered and the Credit Agreement constitutes a valid and binding agreement of the Borrower and each of its Notes has been duly executed and delivered and constitutes a valid and binding obligation of the Bor-rower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

                       4. Except as disclosed in the Borrower's Election to Participate, there is no income, stamp or other tax of [jurisdiction of organization and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or imposed on or by virtue of the execution, delivery or en-forcement of its Election to Participate, the Credit Agree-ment or its Notes.

                  EXHIBIT K - Form of Assignment and Assumption Agreement

                         ASSIGNMENT AND ASSUMPTION AGREEMENT

                       AGREEMENT dated as of _________, 19__ among <NAME
             OF ASSIGNOR> (the "Assignor"), <NAME OF ASSIGNEE> (the "Assignee"), BETZ LABORATORIES, INC. (the "Company"), BETZ CANADA INC. ("Betz Canada") and MORGAN GUARANTY TRUST COMPA-NY OF NEW YORK, as Agent (the "Agent").


                       WHEREAS, this Assignment and Assumption Agreement
             (the "Agreement") relates to the Credit Agreement dated as of June 20, 1996 among the Company, Betz Canada Inc., the Assignor and the other Banks parties thereto, as Banks, and the Agent (the "Credit Agreement");

                       WHEREAS, as provided under the Credit Agreement,
             the Assignor has a Commitment to make Loans [and be an issuer of the Letter of Credit] in an aggregate principal amount at any time outstanding not to exceed $__________;

                       WHEREAS, Committed Loans made by the Assignor
             under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

                       [WHEREAS, the Letter of Credit with a total amount
             available for drawing thereunder upon Assignor of $__________ is outstanding at the date hereof;] and

                       WHEREAS, the Assignor proposes to assign to the
             Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereun-der in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans [and Letter of Credit Liabili-ties], and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                       NOW, THEREFORE, in consideration of the foregoing
             and the mutual agreements contained herein, the parties hereto agree as follows:

                       SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

                       SECTION 2. Assignment. (a) The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such as-signment from the Assignor and assumes all of the obliga-tions of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by, and Letter of Credit Liabilities of, the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Company, Betz Canada and the Agent]* and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assign-ee. The assignment provided for herein shall be without recourse to the Assignor.


             * Not necessary if the Assignee is a Bank.


             [         (b)  The parties understand that the assignment
             and assumption pursuant to this instrument does not affect the rights of the beneficiary under the Letter of Credit or the obligations of the Assignor to such beneficiary. None-theless, the Assignee hereby assumes and agrees to perform such obligations to the extent of a Bank with a Commitment Percentage (as defined in the Letter of Credit) equal to the percentage equivalent of a fraction (x) the numerator of which is the Assigned Amount and (y) the denominator of which is the aggregate amount of the Commitments at the date hereof. The Assignee hereby indemnifies the Assignor for any failure on the part of the Assignee to perform the obligations so assumed.]*

                       SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that facility [and letter of credit] fees accrued to the date hereof are for the account of the As-signor and such fees accruing from and including the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's inter-est therein and shall promptly pay the same to such other party.

                       [SECTION 4.  Consent of the Company, Betz Canada
             and the Agent. This Agreement is conditioned upon the consent of the Company, Betz Canada and the Agent pursuant to Section 11.6(c) of the Credit Agreement. The execution of this Agreement by the Company, Betz Canada and the Agent is evidence of this consent. Pursuant to Section 11.6(c), each of the Company and Betz Canada agrees to execute and deliver a Note and to cause each of the other Eligible Subsidiaries to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assump-tion provided for herein.]**

                       SECTION 5. Non-Reliance on Assignor. The Assign-or makes no representation or warranty in connection with, and shall have no responsibility with respect to, the sol-vency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note.
             The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such docu-


             * Not necessary if the Letter of Credit is no longer out-standing.

             * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

             ** Not necessary if the Assignee is a Bank.


             ments and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agree-ment and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

                       SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                       SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


                       IN WITNESS WHEREOF, the parties have caused this
             Agreement to be executed and delivered by their duly autho-rized officers as of the date first above written.

                                           <NAME OF ASSIGNOR>

                                           By_________________________
                                             Name:
                                             Title:

                                           <NAME OF ASSIGNEE>

                                           By__________________________
                                             Name:
                                             Title:

                                           [BETZ LABORATORIES, INC.

                                           By__________________________
                                             Name:
                                             Title:

                                           BETZ CANADA INC.

                                           By__________________________
                                             Name:
                                             Title:

                                           MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK, as Agent

                                           By__________________________
                                             Name:
                                             Title:                    ]